 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-258519
PROSPECTUS SUPPLEMENT (To Prospectus dated August 12, 2021)
$75,000,000

8.50% Senior Notes due 2026
We are offering $75,000,000 aggregate principal amount of our 8.50% Senior Notes due 2026 (the “Notes”) as described in this prospectus supplement and the accompanying prospectus. Interest on the Notes will accrue from September 28, 2021 and will be paid quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2021, and at maturity. The Notes will mature on September 30, 2026.
We may redeem the Notes for cash in whole or in part at any time at our option (i) on or after September 30, 2023 and prior to September 30, 2024, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after September 30, 2024 and prior to September 30, 2025, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after September 30, 2025 and prior to maturity, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of the Notes — Optional Redemption” for additional details. In addition, we are required to redeem the Notes, for cash, in whole but not in part, at the price of $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, upon occurrence of certain events as described under “Description of the Notes — Mandatory Redemption.”
The Notes will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness. The Notes will be senior in right of payment with any of our existing and future indebtedness that is expressly subordinated to the Notes. The Notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness (including trade payables) of iMedia Brands, Inc.’s subsidiaries (with respect to the assets of such subsidiaries). iMedia Brands, Inc. also expects to guarantee certain obligations of one of its subsidiaries that would be incurred at a future date and such guarantee will be subordinated in right of payment to the Notes. See “Description of Other Indebtedness-Vendor Loan Commitment - 1-2-3.tv Group Acquisition.”
Investing in the Notes involves a high degree of risk. Before making an investment decision, you should carefully review and consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” on page S-13 of this prospectus supplement, on page 5 of the accompanying prospectus, and under similar headings in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
We have received preliminary approval to list the Notes on the Nasdaq Global Market (“Nasdaq”). Trading on Nasdaq is expected to begin within 30 business days of September 28, 2021, the original issue date.
	Per Note	Total
Public Offering Price(1)	$25.00	$75,000,000
Underwriting Discount(2)	$1.00	$3,000,000
Proceeds to Us (Before Expenses)	$24.00	$72,000,000

(1)
Plus accrued interest from September 28, 2021, if the initial settlement occurs after that date.

(2)
We have agreed to reimburse the underwriters for certain expenses of the offering and pay certain fees to the representative of the underwriters. See “Underwriting” for additional information regarding underwriter compensation arrangements.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional $5,000,000 aggregate principal amount of Notes on the same terms and conditions as set forth above. See “Underwriting” for more information.
The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants on or about September 28, 2021.
Joint Book-Running Managers
B. Riley Securities D.A. Davidson & Co. Ladenburg Thalmann InspereX
Co-Managers
Aegis Capital Corp.	Alexander Capital L.P.
Newbridge Securities Corporation Revere Securities LLC Zeigler
The date of this prospectus supplement is September 23, 2021

1

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on August 5, 2021, and was declared effective by the SEC on August 12, 2021. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy any securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering include all material information relating to this offering. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.
This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
All references in this prospectus supplement and the accompanying base prospectus to our consolidated financial statements include, unless the context indicates otherwise, the related notes.
This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on management’s own estimates, independent industry publications, government publications, reports by market research firms and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.
We operate under a number of trademarks, including, among others, “iMedia Brands,” “ShopHQ,” “ShopBulldogTV,” “Shop LaVenta,” “Technorati,” and “Teknision,” which are registered under applicable intellectual property laws. All other trademarks, trade names and service marks included or incorporated by reference into this prospectus supplement, the accompanying base prospectus and any free writing prospectus are the property of their respective owners.
Unless otherwise stated or the context requires otherwise, references in this prospectus supplement to “iMedia,” “we,” “our” and “us” refer to iMedia Brands, Inc., a Minnesota corporation, and its subsidiaries.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our future operations, future business opportunities and the acquisition of 1-2-3.tv Group. In addition, from time to time we or our representatives have made or will make forward-looking statements in various other filings that we make with the SEC or in other documents, including press releases or other similar announcements. The forward-looking statements involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout our SEC reports, and in particular those factors discussed under the heading “Risk Factors” in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus and in the other documents incorporated herein by reference, as may be updated from time to time by our future filings under the Exchange Act.
You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus supplement are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus supplement and the accompanying base prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.
Actual results may vary materially from the expectations contained herein due to various important factors, many of which are, and will be, amplified by the COVID-19 pandemic, including (but not limited to): the impact of the COVID-19 pandemic on our sales, operations and supply chain, variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees or estimated cost savings from contract renegotiations; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our covenants under our credit facilities; customer acceptance of our branding strategy and our repositioning as a video commerce company; our ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements, including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting our operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from our programming; disruptions in our distribution of our network broadcast to our customers; our ability to protect our intellectual property rights; our ability to obtain and retain key executives and employees; our ability to attract new customers and retain existing customers; changes in shipping costs; expenses relating to the actions of activist or hostile shareholders; our ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; and the risks identified under “Risk Factors” in this prospectus supplement, the accompanying base prospectus, our annual report on Form 10-K for the fiscal year ended January 30, 2021, as filed with the SEC on April 23, 2021, and any additional risk factors identified in our periodic reports since the date of such report. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY
This prospectus supplement summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement and the accompanying base prospectus and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.
Our Company
Overview
We are a leading interactive media company that owns a growing portfolio of television networks, consumer brands and digital services that together position us as the leading single-source partner to television advertisers and consumer brands seeking to entertain and transact with customers using interactive video. Our growth strategy revolves around our ability to increase our expertise and scale using interactive video to drive customer engagement.
Within our Television Network portfolio, ShopHQ is our flagship, nationally distributed shopping entertainment network that offers a mix of proprietary, exclusive, and name-brand merchandise in the categories of jewelry, watches, beauty, health, fashion and home directly to consumers 24 hours a day using engaging interactive video. ShopBulldogTV, which launched in the fourth quarter of fiscal year ended January 30, 2019, is a niche television shopping entertainment network that offers male-oriented products and services to men and to women shopping for men. ShopHQHealth, which launched in the third quarter of fiscal 2020, is a niche television shopping entertainment network that offers women and men products and services focused on health and wellness.
Our interactive video programming is distributed primarily in linear television through cable and satellite distribution agreements, agreements with telecommunications companies and arrangements with over-the-air broadcast television stations. This interactive programming is also streamed live online at shophq.com, shopbulldogtv.com and shophqhealth.com, which are comprehensive digital commerce platforms that sell products which appear on our television lifestyle networks as well as an extended assortment of online-only merchandise. Our interactive video is also available on over-the-top (“OTT”) and connected TV platforms such as Roku, Apple TV, Samsung connected televisions, mobile devices, including smartphones and tablets, and through the leading social media channels.
Within our Consumer Brands portfolio, our flagship brand is Christopher & Banks, a 40+ year old women’s apparel line featuring exclusively designed, privately branded women’s apparel targeting plus-sized women who were 55+ years old. We acquired the brand in March 2021. Our other owned and operated consumer brands include J.W. Hulme, Cooking with Shaquille O’Neal, Kate & Mallory, Live Fit MD, and The Closeout.com, an online marketplace offering high quality branded products at deeply discounted prices within an exciting interactive shopping experience.
Within our Digital Services, our flagship brand is iMedia Digital Services (“iMDS.tv”), the new name for the Synacor portal and advertising business segment we acquired in July 2021. iMDS.tv is a leading video advertising platform that currently monetizes 200+ million monthly users for its publishers by utilizing its proprietary technologies and interactive video services to drive engagement, traffic and conversion.
iMDS.tv also offers its advertisers and publishers an optional, best-in-class value-added engagement platform, which is a managed Online and OTT digital start page that enables our advertisers and publishers to provide to their end-users a compelling video-centric website/portal/App for original content, news and entertainment, email, identity management, identity protection, and TV everywhere. iMDS.tv creates and hosts these fully managed experiences across all technology platforms, specializing in desktop and mobile, and OTT and CTV Apps powered by iMedia’s Float Left OTT App platform.

Recent Developments
On September 22, 2021, iMedia Brands, Inc. and its wholly-owned subsidiary SCUR-Alpha 1359 GmbH (to be renamed iMedia&123tv Holding GmbH) (the “Subsidiary”), entered into a Sale and Purchase Agreement relating to 1-2-3.tv Group (the “Purchase Agreement”) with Emotion Invest GmbH & Co. KG, BE Beteiligungen Fonds GmbH & Co. geschlossene Investmentkommanditgesellschaft, and Iris Capital Fund II (collectively, the “Sellers”). Pursuant to the Purchase Agreement, upon the terms and subject to the conditions thereof, the Subsidiary intends to purchase and acquire from the Sellers (the “Acquisition”) all of the issued and outstanding equity interests of 123tv Invest GmbH, a limited liability company organized under the laws of Germany, and 123tv Holding GmbH, a limited liability company organized under the laws of Germany (collectively with their direct and indirect subsidiaries, the “1-2-3.tv Group”). The 1-2-3.tv Group is a digitally-driven homeshopping and inspirational e-commerce specialist with a unique omnichannel live and automated auction offering. The 1-2-3.tv Group caters primarily to the television retailing markets in Germany and Austria with its proprietary live television auctions and automated digital auctions. In fiscal 2020, the 1-2-3.tv Group facilitated more than 77,000 auctions, sold 10.6 million units, and shipped 3.1 million items to its more than 250,000 registered customers.
The purchase price for the enterprise value of the 1-2-3.tv Group is EUR 80.0 million ($94.5 million based on the September 13, 2021 exchange rate) (the "Enterprise Value"). The Company also agreed to pay the Sellers for the EUR 3.9 million ($4.6 million based on the September 13, 2021 exchange rate) for the 1-2-3.tv Group's cash on-hand as of July 31, 2021 and EUR 2.3 million ($2.7 million based on the September 13, 2021 exchange rate) for the 1-2-3.tv Group's excess working capital above the 1-2-3.tv Group's trailing twelve-month average as of July 31, 2021. The Enterprise Value consideration consists of paying the Sellers EUR 62.0 million in cash at closing ($73.3 million based on the September 13, 2021 exchange rate) and the Company entering into a vendor loan agreement in the principal amount of EUR 18.0 million ($21.2 million based on the September 13, 2021 exchange rate) (“Vendor Loan Agreement”).
In accordance with the terms of the Purchase Agreement, concurrent with the closing of the Acquisition, the Subsidiary expects to enter into the Vendor Loan Agreement with certain Sellers (the “Lenders”) pursuant to which a portion of the purchase price for the Acquisition will be paid in the form of a loan by the Lenders to the Subsidiary (the “Vendor Loan”). The Vendor Loan has a EUR 18.0 million principal amount ($21.2 million based on the September 13, 2021 exchange rate), with EUR 9.0 million ($10.6 million based on the September 13, 2021 exchange rate) payable on each of the first and second anniversaries of the issuance date. The Vendor Loan bears interest at a rate equal to 8.50% per annum, payable semi-annually commencing on the six-month anniversary of the closing date of the Acquisition.
On September 20, 2021, iMedia Brands, Inc. entered into a First Amendment and Consent Agreement (the “Amendment”), which amends the Loan and Security Agreement, dated July 30, 2021, by and among iMedia Brands, Inc., as the lead borrower, certain of its subsidiaries party thereto as borrowers, Siena Lending Group LLC and the other financial institutions party thereto from time to time, as lenders, Siena Lending Group LLC, as agent, and VVI Fulfillment Center, Inc., EP Properties, LLC and Portal Acquisition Company, as guarantors (as amended by the Amendment, the “Loan Agreement”). The Amendment, among other things, modifies the definition of consolidated adjusted EBITDA in the Loan Agreement, and modifies the minimum liquidity covenant such that the borrowers shall not permit minimum liquidity, as defined in the Loan Agreement, as of the end of any fiscal month to be less than $15,000,000 after consummation of the Acquisition; provided, that such amount shall be automatically reduced to $7,500,000 upon the borrowers’ delivery of evidence satisfactory to the administrative agent in its permitted discretion that the borrowers had a senior net leverage ratio as defined in the Loan Agreement for the most recent fiscal quarter ended of not greater than 2.50:1.00. The Amendment requires that the Subsidiary be joined as a guarantor to the Loan Agreement and certain other documents related thereto within five business days after consummation of the Acquisition. The Amendment also modifies the loan parties’ maximum senior net leverage ratio.

Our Corporate Information
We were incorporated in the State of Minnesota on June 25, 1990. Our principal offices are located at 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, and our telephone number is (952) 943-6000. Our website address is www.imediabrands.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus or part of any prospectus supplement.

The Offering
The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus. For a more complete description of the terms of the Notes, see “Description of the Notes” in this prospectus supplement.
Issuer
iMedia Brands, Inc.
Notes Offered
$75,000,000 aggregate principal amount of 8.50% Senior Notes due 2026 (or $80,000,000 aggregate principal amount of 8.50% Senior Notes due 2026 if the underwriters exercise in full their option to purchase additional Notes).
Issue Date
September 28, 2021
Offering Price
$25.00 per Note.
Maturity
The Notes will mature on September 30, 2026, unless redeemed prior to maturity.
Interest Rate and Payment Dates
8.50% interest per annum on the principal amount of the Notes, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2021, and at maturity.
Guarantors
None.
Ranking
The Notes will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness. The Notes will be senior in right of payment with any of our existing and future indebtedness that is expressly subordinated to the Notes. The Notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness (including trade payables) of iMedia Brands, Inc.’s subsidiaries (with respect to the assets of such subsidiaries).
We have incurred secured indebtedness under our loan and security agreement (the “Loan Agreement”) with Siena Lending Group LLC and our secured term loan (the “Term Loan”) with GreenLake Real Estate Finance LLC (“GreenLake”) (collectively, the “Credit Facilities”). As of July 31, 2021 and to date, approximately $47.2 million is outstanding under the Loan Agreement, which obligations are secured by substantially all of our assets and the assets of our subsidiaries. Also as of July 31, 2021, our subsidiaries, VVI Fulfillment Center, Inc. and EP Properties, LLC (collectively, the “Borrowers”), had $28.5 million outstanding under the Term Loan, which obligations are secured by, among other things, mortgages encumbering certain of our owned properties. We have also granted a lien on substantially all of our assets to secure our guarantor obligations to GreenLake. See “Description of Other Indebtedness — Credit Facilities.” Accordingly, the Notes will be structurally subordinated to our subsidiaries’ indebtedness under our Credit Facilities.

The Vendor Loan expected to be entered into upon closing of the Acquisition has a EUR 18.0 million ($21.2 based on the September 13, 2021 exchange rate) principal amount, with EUR 9.0 million ($10.6 based on the September 13, 2021 exchange rate) payable on each of the first and second anniversaries of the issuance date. The Vendor Loan bears interest at a rate equal to 8.50% per annum, payable semi-annually commencing on the six-month anniversary of the closing date of the Acquisition. iMedia Brands, Inc. has agreed to guarantee the obligations of the Subsidiary under the Vendor Loan (the “123tv Guarantee”). The Vendor Loan and 123tv Guarantee will be subordinated in right of payment to the outstanding secured indebtedness under our Credit Facilities and to the Notes. See “Description of Other Indebtedness – Vendor Loan Commitment – 1-2-3.tv Group Acquisition.”
iMedia Brands, Inc. has guaranteed certain indebtedness of one of its subsidiaries in connection with the acquisition of the Portal and Advertising business segment of Synacor, Inc (the “Guarantee”). The Guarantee of a $10.0 million seller note will rank pari passu to the Notes with respect to the assets of iMedia Brands, Inc. See “Description of Other Indebtedness — Seller Notes.”
The indenture governing the Notes will not limit the amount of indebtedness that we or our subsidiaries may incur or whether any such indebtedness can be secured by our assets.
Optional Redemption
We may redeem the Notes for cash in whole or in part at any time at our option (i) on or after September 30, 2023 and prior to September 30, 2024, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after September 30, 2024 and prior to September 30, 2025, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after September 30, 2025 and prior to maturity, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of the Notes — Optional Redemption” for additional details.
Mandatory Redemption
In the event of a failure by our company or any subsidiary to acquire all outstanding shares of capital stock of 123tv Invest GmbH and 123tv Holding GmbH within 180 days after the original issue date of the Notes, we are required to redeem the Notes for cash, in whole but not in part, at the redemption price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, as described under “Description of the Notes — Mandatory Redemption.”
Sinking Fund
The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity).
Use of Proceeds
We estimate that our net proceeds from this offering will be approximately $69.4 million (or approximately $74.0 million if the underwriters exercise in full their option to purchase additional Notes), after deducting the underwriting discount and estimated offering fees and expenses payable by us (including fees and reimbursements to the underwriters). We currently anticipate using all of the net proceeds from this offering (including net proceeds received if the underwriters exercise their option to purchase additional Notes, in whole or in part) to fund the Acquisition closing cash, including EUR 62.0 million ($73.3 million based on the September 13, 2021 exchange rate) for the Enterprise Value and a portion of the closing working capital adjustment of EUR 2.3 million ($2.7 million based on the September 13, 2021 exchange rate), and any remaining proceeds for working capital and general corporate purposes, which may include payments related to the Acquisition. To the extent the gross proceeds exceed $80.0 million (the “Excess Proceeds”), the net proceeds raised from the Excess Proceeds shall be used to reduce the principal amount of the Vendor Loan. The Vendor Loan bears interest at a rate equal to 8.50% per annum, payable semi-annually commencing on the six-month anniversary of the closing date of the Acquisition. See “Use of Proceeds” on page S-18 of this prospectus supplement.
Events of Default
Events of default generally will include failure to pay principal, failure to pay interest, failure to observe or perform any other covenant or warranty in the Notes or in the indenture, and certain events of bankruptcy, insolvency or reorganization. See “Description of the Notes — Events of Default.”
Certain Covenants
The indenture that governs the Notes will contain certain covenants, including, but not limited to, restrictions on our ability to merge or consolidate with or into any other entity. See “Description of the Notes — Covenants.”
No Financial Covenants
The indenture that governs the Notes will not contain financial covenants.
Additional Notes
We may create and issue additional notes ranking equally and ratably with the Notes in all respects without the consent of holders of the Notes, so that such additional notes will constitute and form a single series with the Notes and will have the same terms as to status, redemption or otherwise (except the price to public, the issue date and, if applicable, the initial interest accrual date and the initial interest payment date) as the Notes.
Defeasance
The Notes are subject to legal and covenant defeasance by us. See “Description of the Notes — Defeasance” for more information.
Listing
We have received preliminary approval to list the Notes on Nasdaq under the symbol “IMBIL.” We expect trading in the Notes to begin within 30 business days of the original issue date. The underwriters have advised us that they intend to make a market in the Notes prior to commencement of any trading on Nasdaq. However, the underwriters will have no obligation to do so, and no assurance can be given that a market for the Notes will develop prior to commencement of trading on Nasdaq or, if developed, will be maintained.
Form and Denomination
The Notes will be issued in book-entry form in denominations of $25 and integral multiples of $25 in excess thereof. The Notes will be represented by a permanent global certificate deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct or indirect participants, and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Trustee
U.S. Bank National Association
Governing Law
The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.
Risk Factors
An investment in the Notes involves significant risks. Please refer to “Risk Factors” beginning on page S-12 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in the Notes.

RISK FACTORS
Investing in the Notes involves a high degree of risk. Before purchasing the Notes, you should read and consider carefully the following risk factors, as well as the risks described under the section captioned “Risk Factors” in the accompanying base prospectus, our Annual Report on Form 10-K for the fiscal year ended January 30, 2021, as filed with the SEC on April 23, 2021, and any subsequent updates in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and as updated by any other document that we subsequently file with the SEC and that is incorporated by reference into this prospectus supplement and the accompanying base prospectus, before investing in our securities, including risk factors relating to the Acquisition filed by us in an Exhibit to a Current Report on Form 8-K. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in the Notes. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected. As a result, you could lose some or all of any investment you may make in us.
Risks Related to this Offering
We may incur substantially more debt, which could have important consequences to you.
We may incur substantial additional indebtedness in the future. The terms of the indenture governing the Notes will not prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the Notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to you. Incurrence of additional debt would also further reduce the cash available to invest in operations, as a result of increased debt service obligations. If new debt is added to our current debt levels, the related risks that we now face could intensify.
Before giving effect to the issuance of the Notes offered hereby, we do not have any outstanding senior note indebtedness as of the date of this prospectus supplement. However, we have $73.9 million outstanding under our Credit Facilities, net of unamortized debt issuance costs. In addition, we expect to occur additional indebtedness upon the closing of the Acquisition in the form of the Vendor Loan. See “Description of Other Indebtedness — Vendor Loan Commitment - 1-2-3.tv Group Acquisition.”
Our level of indebtedness could have important consequences to you, because:
•
it could affect our ability to satisfy our financial obligations, including those relating to the Notes;

•
a substantial portion of our cash flows from operations would have to be dedicated to interest and principal payments and may not be available for operations, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•
it may impair our ability to obtain additional debt or equity financing in the future;

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it may limit our ability to refinance all or a portion of our indebtedness on or before maturity;

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it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

•
it may make us more vulnerable to downturns in our business, our industry or the economy in general.

Our operations may not generate sufficient cash to enable us to service our debt. If we fail to make a payment on the Notes, we could be in default on the Notes, and this default could cause us to be in default on other indebtedness, to the extent outstanding. Conversely, a default under any other indebtedness, if not waived, could result in acceleration of the debt outstanding under the related agreement and entitle the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. In addition, such default or acceleration may result in an event of default and acceleration of other indebtedness of iMedia Brands, Inc., entitling the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. If a judgment is obtained by any such holders, such holders could seek to collect on such judgment from the assets of iMedia Brands, Inc. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us.
However, no event of default under the Notes would result from a default or acceleration of, or suit, other exercise of remedies or collection proceeding by holders of, our other outstanding debt, if any. As a result, all or substantially all of our assets may be used to satisfy claims of holders of our other outstanding debt, if any, without the holders of the Notes having any rights to such assets. The indenture governing the Notes will not restrict our ability to incur additional indebtedness.
The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we currently have or that we may incur in the future.
The Notes will not be secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes will be effectively subordinated to any secured indebtedness that we or our subsidiaries have currently outstanding or may incur in the future (or any indebtedness that is initially unsecured to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. We have incurred secured indebtedness under our Credit Facilities. As of July 31, 2021 and to date, approximately $47.2 million is outstanding under the Loan Agreement, which obligations are secured by substantially all of our assets and the assets of our subsidiaries. Also as of July 31, 2021, our subsidiaries that are borrowers thereunder had $28.5 million outstanding under the Term Loan, which obligations are secured by, among other things, mortgages encumbering certain of our owned properties. We have also granted a security interest in substantially all of our assets to secure our guarantor obligations. See “Description of Other Indebtedness — Credit Facilities.” Accordingly, the Notes are subordinated to the indebtedness under our Credit Facilities.
The indenture governing the Notes will not prohibit us or our subsidiaries from incurring additional secured (or unsecured) indebtedness in the future. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness and may consequently receive payment from the liquidation or foreclosure sales of such assets before they may be used to pay other creditors, including holders of the Notes.
The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.
The Notes are obligations exclusively of iMedia Brands, Inc. and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes, and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. Therefore, absent a subordination agreement providing to the contrary, in any bankruptcy, liquidation or similar proceeding, all claims of creditors (including trade creditors) of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims unless a subordination agreement provides to the contrary. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise (with respect to the assets of such subsidiaries). The indenture governing the Notes will not prohibit us or our subsidiaries from incurring additional indebtedness in the future. In addition, future debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral.

The indenture under which the Notes will be issued will contain limited protection for holders of the Notes.
The indenture under which the Notes will be issued will offer limited protection to holders of the Notes. The terms of the indenture and the Notes will not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:
•
issue debt securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries;

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pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities subordinated in right of payment to the Notes;

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sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

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enter into transactions with affiliates;

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create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

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make investments; or

•
create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the indenture will not include any protection against certain events, such as a change of control, a leveraged recapitalization or “going private” transaction (which may result in a significant increase of our indebtedness levels), restructuring or similar transactions. Furthermore, the terms of the indenture and the Notes will not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity. Also, an event of default or acceleration under our other indebtedness would not necessarily result in an Event of Default under the Notes.
Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.
Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.
We may not be able to generate sufficient cash to service all of our debt, and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.
Our ability to make scheduled payments on, or to refinance our obligations under, our debt will depend on our financial and operating performance and that of our subsidiaries, which, in turn, will be subject to prevailing economic and competitive conditions and to financial and business factors, many of which may be beyond our control.

We may not maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including those that are due under the Notes. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek to obtain additional equity capital or restructure our debt. In the future, our cash flow and capital resources may not be sufficient for payments of interest on, and principal of, our debt, and such alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations, including the Notes. We may not be able to refinance any of our indebtedness or obtain additional financing, particularly because of our high levels of consolidated long-term debt (which, upon the sale of the Notes we are offering by this prospectus supplement, would have been approximately $165.7 million as of July 31, 2021 and would have represented approximately 66.0% of our total capitalization as of that date. See “Capitalization.”) and the debt incurrence restrictions imposed by our Credit Facilities, as well as prevailing market conditions. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The instruments governing our indebtedness restrict our ability to dispose of assets and use the proceeds from any such dispositions. We may not be able to consummate those sales, or if we do, at an opportune time, the proceeds that we realize may not be adequate to meet debt service obligations when due.
An increase in market interest rates could result in a decrease in the value of the Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the Notes, and the market interest rates subsequently increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.
An active trading market for the Notes may not develop, which could limit the market price of the Notes or your ability to sell them.
The Notes are a new issue of debt securities for which there currently is no trading market. We have received preliminary approval to list the Notes on Nasdaq under the symbol “IMBIL.” We cannot provide any assurances that an active trading market will develop for the Notes or that you will be able to sell your Notes. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. The underwriters have advised us that they may make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.
In addition, there may be a limited number of buyers when you decide to sell your Notes. This may affect the price, if any, offered for your Notes or your ability to sell your Notes when desired or at all.
We may issue additional Notes.
Under the terms of the indenture governing the Notes, we may from time to time without notice to, or the consent of, the holders of the Notes, create and issue additional notes which will be equal in rank to the Notes. We will not issue any such additional Notes unless such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.
The rating for the Notes could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency.
We have obtained a rating for the Notes. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold the

Notes. Ratings do not reflect market prices or suitability of a security for a particular investor and the rating of the Notes may not reflect all risks related to us and our business, or the structure or market value of the Notes. We may elect to issue other securities for which we may seek to obtain a rating in the future. If we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Notes.
We may redeem your Notes at our option, and may be required to redeem your Notes, each of which may adversely affect your return.
We may redeem the Notes, in whole or in part, at our option at any time or from time to time on or after September 30, 2023 at the applicable redemption prices described in this prospectus supplement. In addition, we are required to redeem the Notes, in whole but not in part, if we fail to complete the Acquisition within 180 days after the original issue date of the Notes. Prevailing interest rates at the time we redeem the Notes may be lower than the interest rate on the Notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the Notes. See “Description of the Notes — Optional Redemption” and “Description of the Notes — Mandatory Redemption” for a more detailed description of the conditions under which we may redeem the Notes.
Management will have broad discretion as to the use of proceeds from this offering, if any, and may not use the proceeds effectively.
We currently anticipate using all of the net proceeds from this offering (including net proceeds received if the underwriters exercise their option to purchase additional Notes, in whole or in part) to fund the Acquisition closing cash, including EUR 62.0 million ($73.3 million based on the September 13, 2021 exchange rate) for the Enterprise Value and a portion of the closing working capital adjustment of EUR 2.3 million ($2.7 million based on the September 13, 2021 exchange rate), and any remaining proceeds for working capital and general corporate purposes, which may include payments related to the Acquisition. To the extent the gross proceeds exceed $80.0 million (the “Excess Proceeds”), the net proceeds raised from the Excess Proceeds shall be used to reduce the principal amount of the Vendor Loan. The Vendor Loan bears interest at a rate equal to 8.50% per annum, payable semi-annually commencing on the six-month anniversary of the closing date of the Acquisition. Accordingly, our management will have broad discretion as to the application of the net proceeds from this offering, if any, and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.
Risks Related to Recent and Pending Acquisitions
We may fail to realize the anticipated benefits of our recent and pending acquisitions.
The success of the Acquisition and our other recent acquisitions, including the acquisition of Synacor, Inc.'s Portal and Advertising business segment, will depend on, among other things, our ability to combine our businesses in a manner that permits growth opportunities and does not disrupt existing customer relationships or result in decreased revenues due to customer attrition, employee attrition or other factors. It is possible that the pendency of the acquisition or the integration process could result in changes to or pressure on compliance with standards, controls, procedures and policies that could adversely affect our ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the acquisition. If we experience difficulties with the integration process, the anticipated benefits of the acquisition may not be realized fully or at all, or may take longer to realize than expected. Integration efforts will also divert management attention and resources. These integration matters could have an adverse effect during this transition period and for an undetermined period after completion of the acquisition.

If the Acquisition has not closed within 180 days after the original issuance of the Notes, we will be required to redeem all of the Notes and you may not obtain your expected return on the Notes.
Our ability to close the Acquisition is subject to various closing conditions, many of which are beyond our control. Therefore we may not be able to close the Acquisition. If the Acquisition is not consummated on or prior to 180 days after the original issuance of the Notes, we will be required to redeem all of the Notes at a redemption price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the redemption date. If we redeem the Notes pursuant to these redemption provisions, you may not obtain your expected return on the Notes and may not be able to reinvest the proceeds from such redemption in an investment that results in a comparable return. In addition, as a result of the mandatory redemption provisions of the Notes, the trading prices of the Notes may not reflect the financial results of our business or macroeconomic factors. Your decision to invest in the Notes is made at the time of the offering of the Notes. You will have no rights under the mandatory redemption provisions as long as the Acquisition is consummated before 180 days after the original issuance of the Notes, nor will you have any right to require us to repurchase your Notes if, between the closing of this offering and the consummation of the Purchase Agreement, we experience any changes (including any material changes) in our business or financial condition, or if the terms of the Acquisition or the related transactions change, even if such changes are material and adverse.
We will not deposit the net proceeds of this offering into an escrow account, and we may not be able to raise the funds necessary to finance the mandatory redemption required under certain circumstances by the Indenture.
If the Acquisition is not consummated within 180 days after the original issuance of the Notes, we will be required to redeem all of the Notes offered hereby. We will not deposit the net proceeds of this offering into an escrow account pending the closing of the Acquisition for the purpose of redeeming the Notes if the acquisition is not consummated. Our ability to pay the redemption price to holders of the Notes following a mandatory redemption may be limited by our then-existing financial resources, and sufficient funds may not be available when necessary to make any required purchases of the Notes. Any failure to redeem any of the Notes pursuant to the mandatory redemption provisions would constitute a default under the Indenture.

USE OF PROCEEDS
We estimate that we will receive net proceeds of approximately $69.4 million (or approximately $74.0 million if the underwriters exercise in full their option to purchase additional Notes) from the sale of Notes offered by us in this offering, after deducting the underwriting discount and estimated offering fees and expenses payable by us (including fees and reimbursements to the underwriters).
We currently anticipate using all of the net proceeds from this offering (including net proceeds received if the underwriters exercise their option to purchase additional Notes, in whole or in part) to fund the Acquisition closing cash, including EUR 62.0 million ($73.3 million based on the September 13, 2021 exchange rate) for the Enterprise Value and a portion of the closing working capital adjustment of EUR 2.3 million ($2.7 million based on the September 13, 2021 exchange rate), and any remaining proceeds for working capital and general corporate purposes, which may include payments related to the Acquisition. To the extent the gross proceeds exceed $80.0 million (the “Excess Proceeds”), the net proceeds raised from the Excess Proceeds shall be used to reduce the principal amount of the Vendor Loan. The Vendor Loan bears interest at a rate equal to 8.50% per annum, payable semi-annually commencing on the six-month anniversary of the closing date of the Acquisition.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of July 31, 2021:
•
on an actual basis;

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on an as adjusted basis to give effect to the sale of Notes in this offering, after deducting the underwriting discount and estimated offering expenses payable by us related to the offering (assuming exercise of the underwriters’ option to purchase additional Notes in full); and

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on a pro forma as adjusted basis to give further effect to the application of the net proceeds from this offering to fund the Acquisition closing cash purchase price and the incurrence of subordinated debt expected upon consummation of the transaction.

You should read the following table together with the sections titled “Use of Proceeds” and “Description of Other Indebtedness” in this prospectus supplement and our condensed consolidated financial statements and other financial data incorporated by reference in this prospectus supplement and the accompanying base prospectus from our Quarterly Report on Form 10-Q for the quarter ended July 31, 2021.
iMEDIA BRANDS INC.
AND SUBSIDIARIES
Pro Forma Capitalization
	As of July 31, 2021(1)
	(unaudited)
	(amounts in thousands except per share)
	Actual	As Adjusted for the offering	As Adjusted for the transaction
Cash	$20,918	$94,918	$21,550
Long-term debt:
8.50% Senior Notes due 2026	—	80,000	80,000
Long term credit facilities(2)	75,745	75,745	75,745
Seller Note – Synacor(3)	10,000	10,000	10,000
Total senior debt	85,745	165,745	165,745
Seller Note – 123tv(3)	—	—	21,292
Total long-term debt	85,745	165,745	187,037
Shareholders’ equity:
Preferred stock, $.01 par value, 400,000 shares authorized; zero shares issued and outstanding	—	—	—
Common stock, $.01 par value, 29,600,000 shares authorized as of July 31, 2021 and January 30, 2021; 21,254,414 and 13,019,061 shares issued and outstanding as of July 31, 2021 and January 30, 2021	212	212	212
Additional paid-in capital	536,835	536,835	536,835
Accumulated deficit	(454,932)	(454,932)	(454,932)
Total shareholders’ equity	82,115	82,115	82,115
Equity of the Non-Controlling Interest	3,148	3,148	3,148
Total Equity	$85,263	$85,263	$85,263
Total Capitalization	$171,008	$251,008	$272,300

(1)
Based on currency exchange rates as of September 13, 2021.

(2)
Excludes unamortized debt issuances costs of $1,826.

(3)
Excluded from the senior net debt leverage ratio covenant calculation for our long term credit facilities.

DESCRIPTION OF THE NOTES
The 8.50% Senior Notes due 2026 (the “Notes”) are being issued under an Indenture to be dated as of September 28, 2021, as supplemented by the First Supplemental Indenture to be dated as of September 28, 2021, which we refer to collectively as the “Indenture,” between us and U.S. Bank National Association, as trustee. Set forth below is a description of the specific terms of the Notes and the Indenture. This description supplements and, to the extent inconsistent with, supersedes and replaces the description of the general terms and provisions of our debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture filed as an exhibit to a Current Report on Form 8-K to be filed by us.
The Notes:
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will be our general unsecured, senior obligations;

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will be initially limited to an aggregate principal amount of $75.0 million (or $80.0 million aggregate principal amount if the underwriters exercise their option to purchase additional Notes in full as described herein);

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will mature on September 30, 2026 unless earlier redeemed or repurchased, and 100% of the aggregate principal amount, plus accrued and unpaid interest to, but not including, the maturity date, will be paid at maturity;

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will bear cash interest from September 28, 2021 at an annual rate of 8.50%, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 2021, and at maturity, and the interest payable on each interest payment date will be paid to holders of record of the Notes at the close of business on March 15, June 15, September 15 and December 15 of each year, as the case may be, immediately preceding the applicable interest payment date;

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will be redeemable at our option, in whole or in part, at any time on or after September 30, 2023, at the prices and on the terms described under “— Optional Redemption” below;

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will be mandatorily redeemable, in whole, but not in part, at the price and on the terms described under “— Mandatory Redemption” below;

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will be issued in denominations of $25 and integral multiples of $25 in excess thereof;

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will not have a sinking fund;

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are expected to be listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “IMBIL”; and

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will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form.

The Indenture will not limit the amount of indebtedness that iMedia Brands, Inc. or its subsidiaries may issue. The Indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “— Covenants — Merger, Consolidation or Sale of Assets” below, the Indenture will not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
We may from time to time, without the consent of the existing holders, issue additional Notes having the same ranking and terms as to status, redemption or otherwise (except for the price to public, the issue date and, if applicable, the initial interest accrual date and the initial interest payment date) that may constitute a single fungible series with the Notes offered by this prospectus supplement.

Ranking
The Notes will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness. The Notes will be senior in right of payment with any of our existing and future indebtedness that is expressly subordinated to the Notes. The Notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness (including trade payables) of iMedia Brands, Inc.’s subsidiaries (with respect to the assets of such subsidiaries).
As of July 31, 2021, we had $73.9 million of senior debt outstanding under the agreements governing our indebtedness, net of unamortized debt issuance costs. For information regarding our current outstanding indebtedness that will be effectively senior to the Notes, please see “Description of Other Indebtedness” contained in this prospectus supplement.
iMedia Brands, Inc. also expects to guarantee certain obligations of one of its subsidiaries that would be incurred at a future date and such guarantee will be subordinated in right of payment to the Notes. See “Description of Other Indebtedness — Vendor Loan Commitment - 1-2-3.tv Group Acquisition.”
Interest
Interest on the Notes will accrue at an annual rate equal to 8.50% from and including           , 2021 to, but excluding, the maturity date or earlier acceleration or redemption and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 2021 and at maturity, to the record holders at the close of business on the immediately preceding March 15, June 15, September 15 and December 15 (and September 15 immediately preceding the maturity date), as applicable (whether or not a business day).
The initial interest period for the Notes will be the period from and including September 28, 2021, to, but excluding, December 31, 2021, and subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be. The amount of interest payable for any interest period, including interest payable for any partial interest period, will be computed on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.
“Business day” means, for any place where the principal and interest on the Notes is payable, any day which is not a Saturday or Sunday and which is not a legal holiday or a day on which banking institutions or trust companies in the city of New York are authorized or obligated by law or executive order to close.
Optional Redemption
The Notes may be redeemed for cash in whole or in part at any time at our option (i) on or after September 30, 2023 and prior to September 30, 2024, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after September 30, 2024 and prior to September 30, 2025, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after September 30, 2025 and prior to maturity, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption.
Mandatory Redemption
If a Mandatory Redemption Event (as defined below) occurs, we will have an obligation to redeem the Notes, in whole but not in part, within 45 days after the occurrence of the Mandatory Redemption Event at a redemption price in cash equal to $25.50 per note plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

“Mandatory Redemption Event” means a failure by iMedia Brands, Inc. or any subsidiary to acquire all outstanding shares of capital stock of 123tv Invest GmbH and 123tv Holding GmbH within 180 days after the original issue date of the Notes.
Redemption — General
Any redemption shall be upon notice not fewer than 30 days and not more than 60 days prior to the date fixed for redemption. If less than all of the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 45 days prior to the redemption date by the trustee from the outstanding Notes not previously called for redemption, by lot, or in the trustee’s discretion, on a pro rata basis, provided that the unredeemed portion of the principal amount of any Notes will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such Notes. The trustee will promptly notify us in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Beneficial interests in any of the Notes or portions thereof called for redemption that are registered in the name of DTC or its nominee will be selected by DTC in accordance with its applicable procedures.
Unless we default on the payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.
Events of Default
Holders of our Notes will have rights if an Event of Default occurs in respect of the Notes and is not cured, as described later in this subsection. The term “Event of Default” in respect of the Notes means any of the following:
•
we do not pay interest on any Note when due, and such default is not cured within 30 days;

•
we do not pay the principal of the Notes when due and payable;

•
we breach any covenant or warranty in the Indenture with respect to the Notes and such breach continues for 60 days after we receive a written notice of such breach from the trustee or the holders of at least 25% of the principal amount of the Notes (with a copy to the trustee); and

•
certain specified events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 consecutive days following the entry of final order or decree.

The trustee may withhold notice to the holders of the Notes of any default, except in the payment of principal or interest, if the trustee in good faith determines the withholding of notice to be in the interest of the holders of the Notes.
Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture and the Notes, or else specifying any default.
Remedies if an Event of Default Occurs
If an Event of Default, other than an event of default described in the fourth bullet above, has occurred and is continuing, the trustee or the holders of not less than 25% of the outstanding principal amount of the Notes may declare the entire principal amount of the Notes then outstanding, together with accrued and unpaid interest, if any, to be due and payable immediately by a notice in writing to us and, if notice is given by the holders of the Notes, the trustee. This is called an “acceleration of maturity.” If the Event of Default occurs in relation to our filing for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur, the principal amount of the Notes, together with accrued and unpaid interest, if any, will automatically, and without any declaration or other action on the part of the trustee or the holders, become immediately due and payable.
At any time after a declaration of acceleration of the Notes has been made by the trustee or the holders of the Notes and before any judgment or decree for payment of money due has been obtained by the trustee, the holders of a majority of the outstanding principal of the Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee all amounts due and owed with respect to the Notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (ii) any other Events of Default have been cured or waived.
At our election, the sole remedy with respect to an Event of Default due to our failure to comply with certain reporting requirements under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) or under “— Covenants  —  Reporting” below, for the first 180 calendar days after the occurrence of such Event of Default, consists exclusively of the right to receive additional interest on the Notes at an annual rate equal to (1) 0.25% for the first 90 calendar days after such default and (2) 0.50% for calendar days 91 through 180 after such default. On the 181st day after such Event of Default, if such violation is not cured or waived, the trustee or the holders of not less than 25% of the outstanding principal amount of the Notes may declare the principal, together with accrued and unpaid interest, if any, on the Notes to be due and payable immediately. If we choose to pay such additional interest, we must notify the trustee and the holders of the Notes by certificate of our election at any time on or before the close of business on the first business day following the Event of Default.
Before a holder of the Notes is allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce such holder’s rights relating to the Notes, the following must occur:
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such holder must give the trustee written notice that the Event of Default has occurred and remains uncured;

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the holders of at least 25% of the outstanding principal of the Notes must have made a written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;

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such holder or holders must have offered to the trustee indemnity and/or security satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

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the trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and

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no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority of the outstanding principal of the Notes.

No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Book-entry and other indirect holders of the Notes should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Waiver of Defaults
The holders of not less than a majority of the outstanding principal amount of the Notes may on behalf of the holders of all Notes waive any past default with respect to the Notes other than (i) a default in the payment of principal or interest on the Notes when such payments are due and payable (other than by acceleration, which may be rescinded, as described above), or (ii) in respect of a covenant that cannot be modified or amended without the consent of each holder of Notes.
Covenants
In addition to any other covenants described in the accompanying prospectus, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment, payment of taxes by us and related matters, the following covenants will apply to the Notes. To the extent of any conflict or inconsistency between the base indenture and the following covenants, the following covenants will govern.

Merger, Consolidation or Sale of Assets
The Indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property in any one transaction or series of related transactions unless:
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we are the surviving entity or the entity (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

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the surviving entity (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such surviving entity, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by us;

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immediately before and immediately after giving effect to such transaction or series of related transactions, no default or Event of Default has occurred and is continuing; and

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in the case of a merger or consolidation where the surviving entity is other than us or such a sale, transfer, lease, conveyance or disposition, we or such surviving entity, or the entity (if other than us) to which such sale, transfer, lease, conveyance or disposition is made, will deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the Indenture relating to such transaction have been complied with.

Reporting
If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with U.S. generally accepted accounting principles, as applicable.
Modification or Waiver
There are three types of changes we can make to the Indenture and the Notes:
Changes Not Requiring Consent
There are changes that we and the trustee can make to the Indenture and/or the Notes without the specific consent of the holders of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect and include changes:
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to evidence the succession of another entity, and the assumption by the successor entity of our covenants under the Indenture and the Notes;

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to add to our covenants such new covenants for the benefit of the holders of the Notes, and to add additional Events of Default;

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to add to, change or eliminate any provisions of the Indenture as necessary or desirable in accordance with any amendments to the Trust Indenture Act, so long as such action does not adversely affect the interest of any other holder of the Notes;

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to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with other provisions;

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to evidence and provide for the acceptance and appointment of a successor trustee and to add to or change any provisions of the Indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee; and

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to make provisions in regard to matters or questions arising under the Indenture, so long as such other provisions to do not materially affect the interest of any other holder of the Notes.

Changes Requiring Consent of Each Holder
We cannot make certain changes to the Notes without the specific consent of each holder of the Notes. The following is a list of those types of changes:
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changing the stated maturity of the principal of, or any installment of interest on, any Note;

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reducing the principal amount or rate of interest of any Note;

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changing the place of payment where any Note or any interest is payable;

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impairing the right to institute suit for the enforcement of any payment on or after the date on which it is due and payable;

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reducing the percentage in principal amount of holders of the Notes whose consent is needed to modify or amend the Indenture; and

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reducing the percentage in principal amount of holders of the Notes whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults.

Changes Requiring Majority Consent
Any other change to the Indenture and the Notes would require the following consent:
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if the change only affects the Notes, it must be approved by holders of not less than a majority in aggregate principal amount of the outstanding Notes; and

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if the change affects more than one series of debt securities issued under the Indenture, it must be approved by the holders of not less than a majority in aggregate principal amount of each of the series of debt securities affected by the change.

Consent from holders to any change to the Indenture or the Notes must be given in writing.
Further Details Concerning Consent
The amount of Notes deemed to be outstanding for the purpose of consenting will include all Notes authenticated and delivered under the Indenture as of the date of determination except:
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Notes cancelled by the trustee or delivered to the trustee for cancellation;

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Notes for whose payment or redemption money or Eligible Instruments (as defined below) in the necessary amount have been deposited with the trustee or paying agent or set aside in trust money for the holders of such Notes, provided that, if money has been set aside for the redemption of the Notes, notice of such redemption has been duly given pursuant to the Indenture to the satisfaction of the trustee;

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Notes held by iMedia Brands, Inc., its subsidiaries or any other entity which is an obligor under the Notes, unless such Notes have been pledged in good faith and the pledgee is not iMedia Brands, Inc., its affiliate or an obligor under the Notes; and

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Notes which have been paid or exchanged for other Notes due to such Notes’ loss, destruction or mutilation.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to consent or take other action under the Indenture, and the trustee will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to join in the giving or making of any Notice of Default, any declaration of acceleration of maturity of the Notes, any request to institute proceedings or the reversal of such declaration. If we or the trustee set a record date for a consent or other action to be taken by the holders of the Notes, that consent or action can only be taken by persons who are holders of the Notes as of the close of business on the record date and, unless otherwise specified, such vote or action must take place on or prior to the 180th day after the record date. We may change the record date at our option, and we will provide written notice to the trustee and to each holder of the Notes of any such change of record date.
Defeasance
The following defeasance provisions will be applicable to the Notes. “Defeasance” means that, by irrevocably depositing with the trustee an amount of cash denominated in U.S. dollars and/or monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest, including U.S. government obligations (“Eligible Instruments”) sufficient to pay all principal and interest, if any, on the Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the Indenture relating to the Notes. The consequences to the holders of the Notes would be that, while they would no longer benefit from certain covenants under the Indenture, and while the Notes could not be accelerated for any reason, the holders of the Notes nonetheless would be guaranteed to receive the principal and interest owed to them.
In the event that the trustee is unable to apply the funds held in trust to the payment of obligations under the Notes by reason of a court order or governmental injunction or prohibition, then those of our obligations discharged under the full defeasance or covenant defeasance will be revived and reinstated as though no deposit of funds had occurred, until such time as the trustee is permitted to apply all funds held in trust under the procedure described above may be applied to the payment of obligations under the Notes. However, if we make any payment of principal or interest on the Notes to the holders, we will have the right to receive such payments from the trust in the place of the holders.
Covenant Defeasance
Under the Indenture, we will have the option to take the actions described below and be released from some of the restrictive covenants under the Indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, holders of the Notes would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay the Notes. In order to achieve covenant defeasance, the following must occur:
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we must irrevocably deposit or cause to be deposited with the trustee as trust funds for the benefit of all holders of the Notes cash, Eligible Instruments or a combination of cash and Eligible Instruments sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to generate enough cash to make interest, principal and any other applicable payments on the Notes on their various due dates;

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we must deliver to the trustee a legal opinion from our counsel stating that under U.S. federal income tax law, we may make the above deposit and covenant defeasance without causing holders to be taxed on the Notes differently than if those actions were not taken;

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we must deliver to the trustee an officers’ certificate stating that the Notes, if then listed on any securities exchange, will not be delisted as a result of the deposit;

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no default or Event of Default with respect to the Notes shall have occurred and be continuing, and no default or Event of Default related to bankruptcy, insolvency or organization occurs during the 90 days following the deposit;

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the covenant defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act;

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the covenant defeasance must not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreements or instruments to which we are a party;

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the covenant defeasance must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”) unless such trust will be registered under the Investment Company Act or exempt from registration thereunder; and

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we must deliver to the trustee an officers’ certificate and a legal opinion from our counsel stating that all conditions precedent with respect to the covenant defeasance have been complied with.

Full Defeasance
If there is a change in U.S. federal income tax law, we can legally release ourselves from all payment and other obligations on the Notes if we take the following actions below:
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we must irrevocably deposit or cause to be deposited with the trustee as trust funds for the benefit of all holders of the Notes cash, Eligible Instruments or a combination of cash and Eligible Instruments sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to generate enough cash to make interest, principal and any other applicable payments on the Notes on their various due dates;

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we must deliver to the trustee a legal opinion confirming that there has been a change to the current U.S. federal income tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing holders to be taxed on the Notes any differently than if we did not make the deposit;

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we must deliver to the trustee an officers’ certificate stating that the Notes, if then listed on any securities exchange, will not be delisted as a result of the deposit;

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no default or Event of Default with respect to the Notes shall have occurred and be continuing and no default or Event of Default related to bankruptcy, insolvency or organization occurs during the 90 days following the deposit;

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the full defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act;

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the full defeasance must not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreements or instruments to which we are a party;

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the full defeasance must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act unless such trust will be registered under the Investment Company Act or exempt from registration thereunder; and

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we must deliver to the trustee an officers’ certificate and a legal opinion from our counsel stating that all conditions precedent with respect to the full defeasance have been complied with.

Listing
We have applied to list the Notes on Nasdaq under the symbol “IMBIL”. If the application is approved, we expect trading in the Notes on Nasdaq to begin within 30 business days of the date of the original issue date. The Notes are expected to trade “flat,” meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Notes that is not included in the trading price.
Governing Law
The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Global Notes; Book-Entry Issuance
The Notes will be issued in the form of one or more global certificates (“Global Notes”) registered in the name of DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of the Notes. No person that acquires a beneficial interest in the Notes will be entitled to receive a certificate representing that person’s interest in the Notes except as described herein. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of the Notes will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.
DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).
DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (or “Indirect Participants”). DTC has an S&P rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note (the “Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.
To facilitate subsequent transfers, all Global Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Global Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the Notes to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions and interest payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the applicable trustee or depositary on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with the Notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the applicable trustee or depositary, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable trustee or depositary. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
None of us, the trustee, any depositary, or any agent of any of them will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Termination of a Global Note
If a Global Note is terminated for any reason, interest in it will be exchanged for certificates in non-book-entry form as certificated securities. After such exchange, the choice of whether to hold the certificated Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a Global Note transferred on termination to their own names, so that they will be holders of the Notes. See “— Form, Exchange and Transfer of Certificated Registered Securities.”
Payment and Paying Agents
We will pay interest to the person listed in the registrar’s records as the owner of the Notes at the close of business on the record date for the applicable interest payment date, even if that person no longer owns the Note on the interest payment date. Because we pay all the interest for an interest period to the holders on the record date, holders buying and selling the Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period.
Payments on Global Notes
We will make payments on the Notes so long as they are represented by Global Notes in accordance with the applicable policies of the depositary in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interest in the Global Notes. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.
Payments on Certificated Securities
In the event the Notes become represented by certificates, we will make payments of principal (and premium, if any) and interest by wire transfer of immediately available funds to the accounts of the holders of the Notes. We also may elect to make payments at the corporate trust office of the trustee or pay interest by check to the registered address of each holder of the Notes.
Payment When Offices Are Closed
If any payment is due on the Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the Indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the Indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the Notes.
Form, Exchange and Transfer of Certificated Registered Securities
DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to us. In the event no successor securities depositary is obtained, certificates for the Notes will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the Notes. In that event, certificates for such Notes will be printed and delivered. If certificates for the Notes are printed and delivered:
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the Notes will be issued in fully registered form without coupons;

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a holder of certificated Notes would be able to exchange those Notes, without charge, for an equal aggregate principal amount of the Notes of the same series, having the same issue date and with identical terms and provisions; and

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a holder of certificated Notes would be able to transfer those Notes without cost to another holder, other than for applicable stamp taxes or other governmental charges.

Holders may exchange their certificated securities for Notes of smaller denominations or combined into fewer Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.
Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering the Notes in the name of holders transferring Notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts.
Holders will not be required to pay a service charge for any registration of transfer or exchange of their certificated securities, but they may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we redeem any of the Notes, we may block the transfer or exchange of those Notes selected for redemption during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to determine or fix the list of holders to prepare the mailing. We may also refuse to register transfer or exchanges of any certificated Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Note that will be partially redeemed.

About the Trustee
U.S. Bank National Association will be the trustee under the Indenture and will be the paying agent and registrar for the Notes. The trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to the Notes.
DESCRIPTION OF OTHER INDEBTEDNESS
The following is a general description of the material provisions of our existing indebtedness in addition to our indebtedness represented by the Notes offered by this prospectus supplement. This summary is not a complete description of our indebtedness.
Credit Facilities
Revolving Loan Facility
iMedia Brands, Inc. and certain of its subsidiaries, as borrowers, entered into a Loan and Security Agreement with Siena Lending Group LLC and the other lenders party thereto from time to time, Siena Lending Group LLC, as agent (the “Agent”), and certain additional subsidiaries of iMedia Brands, Inc., as guarantors thereunder. The Loan Agreement has a three-year term and provides for up to an $80.0 million revolving line of credit. Subject to certain conditions, the Loan Agreement also provides for the issuance of letters of credit in an aggregate amount up to $5.0 million which, upon issuance, would be deemed advances under the revolving line of credit. iMedia Brands, Inc.’s obligations under the Loan Agreement are secured by substantially all of its assets and the assets of its subsidiaries as further described in the Loan Agreement. As of July 31, 2021 and to date, approximately $47.2 million is outstanding under the Loan Agreement.
Subject to certain conditions, borrowings under the Loan Agreement bear interest at 4.50% per annum in excess of the London interbank offered rate for deposits in dollars (“LIBOR”) for a period of 30 days as published in The Wall Street Journal three business days prior to the first day of each calendar month, or 0.50% per annum, whichever is greater or, if LIBOR is no longer available, a successor rate to be chosen by the Agent in consultation with us or a base rate.
GreenLake Term Loan
Two of iMedia Brands, Inc.’s subsidiaries, VVI Fulfillment Center, Inc. and EP Properties, LLC (collectively, the “Borrowers”), and iMedia Brands, Inc., as guarantor, have entered into that certain Promissory Note Secured by Mortgages (the “Secured Note”) with GreenLake whereby GreenLake agreed to make a secured Term Loan available to the Borrowers in the original amount of $28.5 million. The Secured Note is secured by, among other things, mortgages encumbering owned properties in Eden Prairie, Minnesota and Bowling Green, Kentucky (collectively, the “Mortgages”) as well as other assets of the Borrowers as described in the Secured Note and related documents. iMedia Brands, Inc. has also granted a security interest in substantially all of its assets to secure the guarantor obligations.
The Secured Note is scheduled to mature on July 31, 2024. The borrowings, which include all amounts advanced under the Secured Note, bear interest at 10.00% per annum or, at the election of GreenLake upon no less than 30 days prior written notice to the Borrowers, at a floating rate equal to the prime rate plus 200 basis points.
Covenants under our Credit Facilities
Our Credit Facilities, as amended, require us to satisfy certain financial and other covenants. Among other things, the Loan Agreement contains minimum liquidity requirements of not less than $7.5 million as of the end of any fiscal month ($15 million as of the end of any fiscal month after consummation of the Acquisition, provided, that such amount shall be automatically reduced to $7,500,000 upon the borrowers’ delivery of evidence satisfactory to the administrative agent in its permitted discretion that the borrowers had a senior net leverage ratio as defined in the Loan Agreement for the most recent fiscal quarter ended of not greater than 2.50:1.00), and a maximum senior net leverage ratio of not less than the ratio as set forth in the following table tested as of the last date of each fiscal quarter of the iMedia Brands, Inc. measured on a trailing twelve-month basis;
Time Period	Senior Net Leverage Ratio
Fiscal quarter ending October 31, 2021	3.50:1.00
Fiscal quarter ending January 31, 2022	3.50:1.00
Fiscal quarter ending April 30, 2022	3.25:1.00
Fiscal quarter ending July 31, 2022	3.00:1.00
Fiscal quarter ending October 31, 2022	2.75:1.00
Fiscal quarter ending January 31, 2023	2.75:1.00
Fiscal quarter ending April 30, 2023 and thereafter	2.50:1.00
In addition, the Loan Agreement places restrictions on our ability to incur additional indebtedness or prepay existing indebtedness, to create liens or other encumbrances, to sell or otherwise dispose of assets, to merge or consolidate with other entities, and to make certain restricted payments, including payments of dividends to shareholders. The Term Loan requires that Borrowers comply with all covenants set forth in the Loan Agreement.
Seller Notes
Seller Note – Synacor Acquisition
A subsidiary of iMedia Brands, Inc., Portal Acquisition Company, a Minnesota corporation (“Portal Acquisition”), as borrower, and iMedia Brands, Inc., as guarantor, have entered into that certain Secured Promissory Note dated July 30, 2021 (the “Secured Synacor Note”) with Synacor, Inc., a Minnesota corporation (“Synacor”) whereby Portal Acquisition has agreed to pay Synacor a deferred portion of the purchase price related to the Synacor acquisition transaction in the original amount of $10 million. The Secured Synacor Note is secured by, among other things, substantially all of the assets of Portal Acquisition, as described in the Secured Synacor Note. iMedia Brands, Inc. has also granted a security interest in substantially all of the assets of Portal Acquisition to secure the guarantor obligations. The guarantee obligations of iMedia Brands, Inc. will rank pari passu to the Notes with respect to the assets of iMedia Brands, Inc.
The Secured Synacor Note is scheduled to mature on December 31, 2023. The principal amount of the Secured Synacor Note bears interest at 6.00% per annum for the first twelve months, 9.00% per annum for the second twelve month period, and 11.00% thereafter.
Vendor Loan Commitment – 1-2-3.tv Group Acquisition
On September 22, 2021, iMedia Brands, Inc. and its wholly-owned subsidiary SCUR-Alpha 1359 GmbH (to be renamed iMedia&123tv Holding GmbH) (the “Subsidiary”), entered into a Sale and Purchase Agreement relating to 1-2-3.tv Group (the “Purchase Agreement”) with Emotion Invest GmbH & Co. KG, BE Beteiligungen Fonds GmbH & Co. geschlossene Investmentkommanditgesellschaft, and Iris Capital Fund II (collectively, the “Sellers “). Pursuant to the Purchase Agreement, upon the terms and subject to the conditions thereof, the Subsidiary intends to purchase and acquire from the Sellers (the “Acquisition”) all of the issued and outstanding equity interests of 123tv Invest GmbH, a limited liability company organized under the laws of Germany, and 123tv Holding GmbH, a limited liability company organized under the laws of Germany (collectively with their direct and indirect subsidiaries, the “1-2-3.tv Group”).
Concurrent with the closing of the Acquisition, the Subsidiary expects to enter into the Vendor Loan Agreement with certain Sellers (the “Lenders”), iMedia Brands, Inc. and 1-2-3.tv GmbH (the “Vendor Loan”), pursuant to which a portion of the purchase price for the Acquisition will be paid in the form of a loan by the Sellers to the Subsidiary.
The Vendor Loan has a EUR 18.0 million ($21.2 million based on the September 13, 2021 exchange rate) principal amount, with EUR 9.0 million ($10.6 million based on the September 13, 2021 exchange rate), payable on each of the first and second anniversaries of the issuance date. The Vendor Loan bears interest at a rate equal to 8.50% per annum, payable semi-annually commencing on the six-month anniversary of the closing date of the Acquisition.
iMedia Brands, Inc. has agreed to guarantee all of the obligations of the Subsidiary under the Purchase Agreement and the Vendor Loan.
iMedia Brands, Inc.’s and the Subsidiary’s obligations under the Vendor Loan are secured by the assets of 1-2-3.tv GmbH and are subordinated in right of payment to the Company’s outstanding secured indebtedness under our Credit Facilities and to the Notes.
Amounts due under the Vendor Loan may be accelerated upon an Event of Default (as defined in the Vendor Loan), such as a sale of the Subsidiary or its assets and the occurrence of bankruptcy, if not otherwise waived or cured.
The Vendor Loan contains covenants and conditions, including, among other things, restrictions on the Company’s and the Subsidiary’s ability to incur additional senior indebtedness.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of the Notes that we are offering. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.
This summary is for general information only, and does not address all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as partnerships (including entities and arrangements classified as partnerships for U.S. federal income tax purposes), subchapter S corporations or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the Notes as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” U.S. Holders (as defined below) whose functional currency for tax purposes (as defined in Section 985 of the Code) is not the U.S. dollar, holders subject to Section 451(b) of the Code, and individuals subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.
This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the Notes offered in this prospectus supplement upon original issuance for the “issue price” (i.e., the first price at which a substantial amount of the Notes is sold for money to persons, other than to bond houses, brokers or similar persons or organizations acting in the capacity of the underwriters, placement agents or wholesalers) for cash and will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.
This summary is not a comprehensive description of all of the U.S. federal tax consequences that may be relevant with respect to the acquisition, ownership and disposition of the Notes. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and estate tax consequences to you of acquiring, owning and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.
As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of Notes that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source;

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a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

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a trust in existence on August 20, 1996 that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

As used in this prospectus supplement, the term “Non-U.S. Holder” is a beneficial owner of the Notes (other than a partnership or other entity taxable as a partnership) that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes offered in this prospectus supplement, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the Notes should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of the Notes by the partnership.
Certain Contingent Payments
In certain circumstances, we may choose or be obligated to pay amounts in excess of the stated interest or principal on the Notes (see “Description of the Notes — Optional Redemption” and “Description of the Notes — Mandatory Redemption”). The obligation to make such payments may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” We intend to take the position that pursuant to applicable Treasury regulations the contingencies associated with such payments on the Notes should not cause the Notes to be subject to the contingent payment debt instrument rules. Our determination is binding on you unless you disclose your contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to successfully challenge this determination, you might be required to accrue interest income at a higher rate than the stated interest rate on the Notes, and to treat as ordinary income any gain realized on the taxable disposition of a Note. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.
Consequences to U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of the Notes.
Payment of Interest.   It is expected, and this discussion assumes, that the Notes will be issued with less than a de minimis amount of “original issue discount” for U.S. federal income tax purposes. Accordingly, interest on a Note generally will be included in the income of a U.S. Holder as interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.
Sale, Exchange, or Retirement of Notes.   Upon the sale, exchange, retirement, or other disposition of a Note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition and the U.S. Holder’s adjusted tax basis in the Note. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the Note, but will exclude amounts attributable to accrued but unpaid interest which will be treated as described above under “Payments of Interest.” A U.S. Holder’s adjusted tax basis in a Note will generally be the cost of the Note to such U.S. Holder.
Gain or loss realized on the sale, exchange, retirement, or other disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if the Note has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.
Additional Medicare Tax on Unearned Income.   Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the Notes.

Consequences to Non-U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of a Note.
Payments of Interest.   Except as discussed below, principal and interest payments that are received from us and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax, except as provided below. Interest may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:
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a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

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a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

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a Non-U.S. Holder is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (as described in Section 881(c)(3)(A) of the Code); or

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the Non-U.S. Holder does not satisfy the certification requirements described below.

In the case of the Notes, a Non-U.S. Holder generally will satisfy the certification requirements if either: (A) the Non-U.S. Holder certifies to us, under penalties of perjury, that it is not a “United States person” (within the meaning of the Code) and provides its name and address (which certification may generally be made on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable U.S. nonresident withholding tax certification form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the Note certifies to us under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is not a United States person and furnishes us with a copy of the statement.
Except as discussed below, payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN, Form W-8BEN-E, or other applicable U.S. nonresident withholding tax certification form, claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States as discussed below. These forms may be required to be updated periodically. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Sale, Exchange, or Retirement of Note.   Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain realized on the sale, exchange, retirement or other disposition of Notes, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, and (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition of the Note. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition of a Note, and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange or other disposition of such Note.

Income Effectively Connected with a Trade or Business within the United States.   If a Non-U.S. Holder of a Note is engaged in the conduct of a trade or business within the United States and if interest on the Note, or gain realized on the sale, exchange or other disposition of the Note, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), will generally be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “— Consequences to U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of a Note. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of all or a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.
Backup Withholding and Information Reporting
In general, in the case of a U.S. Holder, other than certain exempt recipients (including a corporation and certain other persons who, when required, demonstrate their exempt status), we and other payors are required to report to the IRS all payments of principal and interest on the Notes. In addition, we and other payors generally are required to report to the IRS any payment of proceeds from the sale of a Note before maturity. Additionally, backup withholding generally will apply to any payments if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it is subject to backup withholding, or the U.S. Holder does not certify that it is not subject to backup withholding.
In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification to the applicable withholding agent under penalties of perjury that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied.
In addition, payments of the proceeds from the sale of a Note by a Non-U.S. Holder outside of the United States through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the United States or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge or reason to know to the contrary.
Payment of the proceeds from a sale of a Note to or through the United States office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act
Certain provisions of the Code, known as the Foreign Account Tax Compliance Act (“FATCA”), impose a 30% U.S. withholding tax on certain U.S. source payments, including interest, dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury to collect and provide to the Treasury certain information (that is in addition to and significantly more onerous than, the requirement to deliver an applicable U.S. nonresident withholding tax certification form (e.g., IRS Form W-8BEN), as discussed above) regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
These withholding and reporting requirements generally apply to U.S. source periodic payments (such as interest payments on the Notes) and, after December 31, 2018, to payments of gross proceeds from a sale, exchange, redemption, or other disposition of property that can give rise to U.S. source interest and dividends. Proposed Treasury regulations eliminate withholding on payments of gross proceeds. Pursuant to the proposed Treasury regulations, we and any withholding agent may rely on these changes to FATCA withholding until the date when final Treasury regulations are issued. If we determine withholding is appropriate with respect to the Notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. We will not be required to pay any additional amounts in respect of any payments to which FATCA withholding applies. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Notes.

UNDERWRITING
B. Riley Securities, Inc. (“B. Riley”) is acting as the representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters dated September 23, 2021 (the “Underwriting Agreement”), we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.
Underwriter	Principal Amount of Notes
B. Riley Securities, Inc.	$30,187,500
D.A. Davidson & Co.	$17,625,000
Ladenburg Thalmann & Co. Inc.	$10,687,500
InspereX LLC	$4,687,500
Aegis Capital Corp.	$2,250,000
Alexander Capital L.P.	$937,500
Newbridge Securities Corporation	$1,875,000
Revere Securities LLC	$4,687,500
B.C. Ziegler & Company	$2,062,500
Total	$75,000,000
Subject to the terms and conditions set forth in the Underwriting Agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the Underwriting Agreement. These conditions include, among others, the continued accuracy of representations and warranties made by us in the Underwriting Agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus supplement.
The several obligations of the underwriters under the Underwriting Agreement are conditional and may be terminated on the occurrence of certain stated events, including the occurrence of any material adverse changes in the business, the suspension or limitation of trading in securities on Nasdaq or the New York Stock Exchange, the declaration of a banking moratorium by federal or New York State authorities, material disruptions in securities settlement or securities clearance in the United States, any outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war, the effect of which is such as to make it, in the judgment of B. Riley, impractical to market or to enforce contracts for the sale of the Notes.
We have granted to the underwriters the option to purchase up to an additional $5.0 million of Notes at the public offering price, less the underwriting discounts (the “Option”). If any Notes are purchased pursuant to the Option, the underwriters will, severally but not jointly, purchase the Notes in approximately the same proportions as set forth in the above table. This prospectus supplement also qualifies the grant of the Option and the Notes issuable upon the exercise thereof. A purchaser who acquires any Notes forming part of the underwriters’ Option acquires such Notes under this prospectus supplement, regardless of whether the position is ultimately filled through the exercise of the Option or secondary market purchases.
We have agreed to indemnify the underwriters against certain liabilities, including, among other things, liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.
We expect to deliver the Note against payment for such notes on or about September 28, 2021, which will be the second business day following the date of the pricing of the Notes (“T+2”).
Discounts and Expenses
The representative has advised us that the underwriters propose initially to offer the Notes to the public at the public offering price and to dealers at that price less a concession not in excess of $0.60 per Note. After the underwriters have made a reasonable effort to sell all of the Notes at the offering price, such offering price may be decreased and may be further changed from time to time to an amount not greater than the offering price set forth herein, and the compensation realized by the underwriters will effectively be decreased by the amount that the price paid by purchasers for the Notes is less than the original offering price. Any such reduction will not affect the net proceeds received by us. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The following table shows the per note and total underwriting discount that we are to pay to the underwriters in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the Option.
	Price to Public	Underwriting Discount(1)	Net Proceeds(2)
Per Note	$25.00	$1.00	$24.00
Total(3)	$75,000,000	$3,000,000	$72,000,000

(1)
Pursuant to the terms of the Underwriting Agreement, the underwriters will receive a discount equal to $1.00 per Note.

(2)
After deducting the underwriting discount but before deducting expenses of the offering, including certain fees payable to B. Riley as described below.

(3)
If the Option is exercised in full, the total price to the public, underwriting discount and net proceeds to us (after deducting the underwriting discount but before deducting estimated offering expenses) will be $80,000,000, $3,200,000, and $76,800,000, respectively.

In connection with this offering, we have agreed to pay B. Riley a structuring fee (the “Structuring Fee”) equal to 1.0% of the gross proceeds of this offering. In addition, B. Riley has committed, upon the commencement of this offering, to underwrite up to $80.0 million in this offering, subject to certain terms and conditions; in consideration for this commitment, we have agreed to pay B. Riley a fee of 2.0% of such amount (“Commitment Fee”). Both the Structuring Fee and Commitment Fee are payable as a further underwriting discount in this offering. Furthermore, we have agreed to reimburse B. Riley for its out-of-pocket, accountable, bona fide expenses actually incurred in connection with this offering, including any fees and disbursements of legal counsel to the Underwriters, up to an aggregate amount not to exceed $175,000, in each case to the extent permitted by FINRA regulations. We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees, legal and accounting expenses and underwriter reimbursements, but excluding underwriting discounts, commissions and the Structuring Fee and Commitment Fee, will be approximately $400,000.
Stock Exchange Listing
We have applied to list the Notes on Nasdaq. If the application is approved, trading of the Notes on Nasdaq is expected to begin within 30 days after the date of initial delivery of the Notes. The underwriters will have no obligation to make a market in the Notes, however, and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on Nasdaq for the Notes may not develop or, even if one develops, may not last, in which case the liquidity and market price of the Notes could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer the Notes at the time and price desired will be limited.
Price Stabilization, Short Positions
Until the distribution of the Notes is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Notes. However, the representative may engage in transactions that have the effect of stabilizing the price of the Notes, such as purchases and other activities that peg, fix or maintain that price.

In connection with this offering, the underwriters may bid for or purchase and sell our Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of our Notes than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the Underwriters’ option to purchase additional Notes in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase additional notes pursuant to the option granted to them. “Naked” short sales are sales in excess of the option to purchase additional Notes. The underwriters must close out any naked short position by purchasing Notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Notes in the open market after pricing that could adversely affect investors who purchase in this offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales and other activities may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market. If these activities are commenced, they may be discontinued at any time. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Notes. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Additional Relationships and Conflicts of Interest
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their respective affiliates have in the past and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates and may in the future receive customary fees and commissions, plus out-of-pocket expenses, for these transactions.
Electronic Offer, Sale and Distribution of Notes
This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites maintained by one or more of the underwriters, and the underwriters may distribute the prospectus supplement and accompanying prospectus electronically.
Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s or any selling group member’s website and any information contained in any other website maintained by an underwriter or any selling group member is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Morgan, Lewis & Bockius LLP, Palo Alto, CA, is acting as counsel for the underwriters in connection with certain legal matters related to this offering.
EXPERTS
The consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended January 30, 2021 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated audited financial statements of 123tv Beteiligungs GmbH as of and for the years ended December 31, 2019 and December 31, 2020, have been audited by Mazars GmbH & Co. KG in Munich, Germany, an independent public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock we are offering under this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. You can review and copy these documents, without charge, on the SEC’s website. The address of the SEC’s website is www.sec.gov. Additionally, you may access our filings with the SEC through our website at www.imediabrands.com. The reference to our website is intended to be an inactive textual reference only. The information on our website is not part of this prospectus supplement, the accompanying prospectus or any related free writing prospectus and you should not consider information on or accessible through our website to be part of this prospectus supplement or the accompanying prospectus.
Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we terminate the offering of these securities (other than information deemed furnished pursuant to Items 2.02 and 7.01 of Form 8-K):
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our Annual Report on Form 10-K for the year ended January 30, 2021, filed with the SEC on April 23, 2021;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended May 1, 2021 and July 31, 2021, filed with the SEC on June 9, 2021 and September 3, 2021, respectively;

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our Current Reports on Form 8-K, filed with the SEC on February 9, 2021, February 18, 2021, June 9, 2021, June 10, 2021, June 17, 2021, August 5, 2021, and September 22, 2021 (except that, with respect to such Current Report, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus supplement);

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 4, 2021;

•
the description of our Series A Junior Participating Cumulative Preferred Stock and the Shareholders Rights Agreement contained in our registration statement on Form 8-A, which was filed with the SEC on July 13, 2015, including any amendment or report filed with the SEC for the purpose of updating such description; and

•
the description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on May 22, 1992, including any amendment or report filed with the SEC for the purpose of updating such description.

To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.
You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following:
iMedia Brands, Inc.
6740 Shady Oak Road
Eden Prairie, Minnesota 55344-3433
Attention: Corporate Secretary
(952) 943-6000
You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we nor any underwriters or agents have authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

PROSPECTUS
iMedia Brands, Inc.
$200,000,000
Preferred Stock
Common Stock
Debt Securities
Stock Purchase Contracts
Warrants
Rights
Units

We may offer and sell, from time to time in one or more offerings, up to $200,000,000 in the aggregate of preferred stock, common stock, debt securities, stock purchase contracts, warrants, rights and units, in any combination. We intend to use the proceeds, if any, for general corporate purposes unless otherwise indicated in the applicable prospectus supplement.
This prospectus provides you with a general description of the securities that may be offered. Each time we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of such securities.
Investing in our securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.
Our common stock is listed on the Nasdaq Capital Market under the symbol “IMBI.” On August 3, 2021 the last reported sale price of our common stock on the Nasdaq Capital Market was $6.70 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 12, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities described in this prospectus from time to time and in one or more offerings up to a total dollar amount of $200,000,000.
Each time that we offer and sell securities using this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later- dated document modifies or supersedes the earlier statement.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Information by Reference” on page 7 of this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” on page 7 of this prospectus.
We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, certain market and industry data obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe the data from such third-party sources to be reliable. However, we have not independently verified any of such data and cannot guarantee its accuracy or completeness. Similarly, internal market research and industry forecasts, which we believe to be reliable based upon our management’s knowledge of the market and the industry, have not been verified by any independent sources. While we are not aware of any misstatements regarding the market or industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors.
References in this prospectus to “iMedia”, “we”, “our”, “us” and the “Company” refer to iMedia Brands, Inc., a Minnesota corporation, and its subsidiaries.

PROSPECTUS SUMMARY
This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our common stock. For a more complete understanding of our company, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, and the information under the heading “Risk Factors” in this prospectus, beginning on page 5, before making an investment decision.
Our Company
Overview
We are a leading interactive media company that owns a growing portfolio of lifestyle television networks, consumer brands, online marketplaces and media commerce services that together position us as the leading single-source partner to television advertisers and consumer brands seeking to entertain and transact with customers using interactive video. Our growth strategy revolves around our ability to increase our expertise and scale using interactive video to engage customers within multiple business models and multiple sales channels. We believe our growth strategy builds on our core strengths and provides us an advantage in these marketplaces.
Our lifestyle television networks are ShopHQ, ShopBulldogTV and ShopHQHealth. ShopHQ is our flagship, nationally distributed shopping entertainment network that offers a mix of proprietary, exclusive, and name-brand merchandise in the categories of jewelry, watches, beauty, health, fashion and home directly to consumers 24 hours a day using engaging interactive video. ShopBulldogTV, which launched in the fourth quarter of fiscal 2019, is a niche television shopping entertainment network that offers male-oriented products and services to men and to women shopping for men. ShopHQHealth, which launched in the third quarter of fiscal 2020, is a niche television shopping entertainment network that offers women and men products and services focused on health and wellness categories such as physical, mental and spiritual health, financial and motivational wellness, weight management and telehealth medical services.
Our engaging, interactive video programming is distributed primarily in linear television through cable and satellite distribution agreements, agreements with telecommunications companies and arrangements with over-the-air broadcast television stations. This interactive programming is also streamed live online at shophq.com, shopbulldogtv.com and shophqhealth.com, which are comprehensive digital commerce platforms that sell products which appear on our television lifestyle networks as well as an extended assortment of online-only merchandise. Our interactive video is also available on over-the-top (“OTT”) and connected TV platforms such as Roku, Apple TV, Samsung connected televisions, mobile devices, including smartphones and tablets, and through the leading social media channels.
Our consumer brands include J.W. Hulme, Cooking with Shaquille O’Neal, Kate & Mallory, Live Fit MD, and Christopher & Banks. J.W. Hulme was acquired during the fiscal year 2019 and Christopher & Banks was acquired during the fiscal year 2021.
Our online marketplace TheCloseout.com, an online store acquired in fiscal year 2021, offers high quality branded products at deeply discounted prices within an exciting interactive shopping experience.
Our media commerce services brands are Float Left, an OTT app technology services business and our customer solutions and logistics services business called, i3PL. Float Left was acquired during the fiscal year 2019.
Recent Developments
Acquisition of Synacor’s Portal and Advertising Business
On July 30, 2021, we closed on the acquisition of Synacor’s Portal and Advertising business segment. Synacor Portal and Advertising, which we have renamed to Media Commerce Services, creates and manages end-to-end, white-label digital home-page platforms for domestic multichannel video programming distributors and internet service providers. Media Commerce Services monetizes these platforms with advertising and shares the advertising revenue with the respective publisher. Media Commerce Services also offers various advertising solutions to additional online publishers, which includes Media Commerce Services’ proprietary monetization platform that unifies supply-side-platforms and demand-side platforms and manages online publishers’ advertising sales operations.
Our Corporate Information
We were incorporated in the State of Minnesota on June 25, 1990. Our principal offices are located at 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, and our telephone number is (952) 943-6000. Our website address is www.imediabrands.com.. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus or part of any prospectus supplement.
The names “iMedia Bands”, “ShopHQ”, “ShopHealthHQ”, “Bulldog”, “LaVenta” and our logos are our trademarks. All other trademarks and trade names appearing in this prospectus are the property of their respective owners.

Securities that may be Offered
Issuer
iMedia Brands, Inc.
Securities Offered
We may offer up to $200,000,000 of:
•
common stock;

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preferred stock;

•
debt securities;

•
stock purchase contracts;

•
warrants;

•
rights; and

•
units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
Use of Proceeds
We intend to use the net proceeds from the sale of any securitie soffered by us for general corporate purposes unless otherwise indicated in the applicable prospectus supplement.
Risk Factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus, and any other risk factors described in a prospectus supplement and in the documents incorporated herein and therein by reference, for a discussion of certain factors that you should carefully consider before deciding to invest in our common stock.
Nasdaq Capital Market symbol
IMBI

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves a high degree of risk. You should carefully consider the risk factors included in, or incorporated by reference into, this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. Additional risks and uncertainties not presently known to us or that are currently not believed to be significant to our business may also affect our actual results and could harm our business, financial condition and results of operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Related to This Offering and Our Common Stock
The market price for our common stock has experienced significant price and volume volatility and is likely to continue to experience significant volatility in the future, which may cause the value of any investment in our common stock to decline.
Our stock price and the stock prices of companies similar to iMedia Brands have been highly volatile. In addition, stock markets generally have recently experienced volatility. Our stock price has experienced significant price and volume volatility for the past several years, and our stock price is likely to experience significant volatility in the future. On December 21, 2020, June 8, 2021 and July 7, 2021, the last reported sale price for our common stock on the Nasdaq Capital Market was $4.00, $10.30 and $7.62 per share, respectively. The price of our common stock may decline and the value of any investment in our common stock may be reduced regardless of our performance. Further, the daily trading volume of our common stock has historically been relatively low. As a result of the low volume, our shareholders may be unable to sell significant quantities of common stock in the public trading markets without a significant reduction in the price of our common shares. The trading price of our common stock may be influenced by factors beyond our control, such as the volatility of the financial markets in general, including in reaction to the ongoing COVID-19 pandemic, uncertainty surrounding the U.S. economy, conditions and trends in the markets we serve, changes in the estimation of the future size and growth rate of our markets, publication of research reports and recommendations by financial analysts relating to our business, the business of our competitors or the retail industry, changes in market valuation or earnings of our competitors or other small capitalization companies, sales of our common stock by our principal shareholders, and the trading volume of our common stock. The historical market prices of our common stock may not be indicative of future market prices and we may be unable to sustain or increase the value of our common stock. Further, we have historically used equity incentive compensation as part of our overall compensation arrangements. The effectiveness of equity incentive compensation in retaining key employees may be adversely impacted by volatility in our stock price. Significant declines in our stock price may also interfere with our ability, if needed, to raise additional funds through equity financing or to finance strategic transactions with our stock.
Any inability or perceived inability of investors to realize a gain on an investment in our common stock could have an adverse effect on our business, financial condition and results of operations by potentially limiting our ability to attract and retain qualified employees and to raise capital. In addition, there may be increased risk of securities litigation following periods of fluctuations in our stock price. Securities class action lawsuits are often brought against companies after periods of volatility in the market price of their securities. These and other consequences of volatility in our stock price which could be exacerbated by macroeconomic conditions that affect the market generally, or our industries in particular, could have the effect of diverting management’s attention and could materially harm our business.
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You may experience dilution as a result of this or future offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.
Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.
We may issue common or preferred stock from time to time in connection with this offering. This issuance from time to time of these new shares, or our ability to issue these shares in this offering, could result in resales of our by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.
We are not currently paying dividends and will likely continue not paying cash dividends on our common stock for the foreseeable future.
We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future. Our credit facility also restricts us from paying dividends on our common stock. Investors should not rely on an investment in us if they require income generated from dividends paid on our capital stock. Any income derived from our common stock may only come from a rise in the market price of our common stock, which is uncertain and unpredictable.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.
Additionally, we make our SEC filings available, free of charge, on our website at www.imediabrands.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to the securities.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and prior to the time that all the securities offered by this prospectus are sold (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):
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our Annual Report on Form 10-K for the year ended January 30, 2021, filed with the SEC on April 23, 2021;

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our Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2021, filed with the SEC on June 9, 2021;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 4, 2021;

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our Current Reports on Form 8-K filed with the SEC on June 9, 2021, June 10, 2021, June 17, 2021, and August 5, 2021;

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the description of our Series A Junior Participating Cumulative Preferred Stock and the Shareholders Rights Agreement contained in our registration statement on Form 8-A, which was filed with the SEC on July 13, 2015, including any amendment or report filed with the SEC for the purpose of updating such description; and

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the description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on May 22, 1992, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following:

iMedia Brands, Inc.
6740 Shady Oak Road
Eden Prairie, Minnesota 55344-3433
Attention: Corporate Secretary
(952) 943-6000
You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we nor any underwriters or agents have authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout our SEC reports, and in particular those factors discussed under the heading “Risk Factors” beginning on page 5 of this prospectus and in the other documents incorporated herein by reference, as the same may be updated from time to time by our future filings under the Exchange Act.
You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.
Factors that could cause actual results to differ materially from those in the forward-looking statements include the impact of the COVID-19 pandemic on our sales, operations and supply chain, variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees or estimated cost savings from contract renegotiations; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our credit facility covenants; customer acceptance of our branding strategy and our repositioning as a video commerce company; our ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements, including without limitation, regulations of the Federal Communications Commission (“FCC”) and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting our operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from our programming; disruptions in our distribution of our network broadcast to our customers; our ability to protect our intellectual property rights; our ability to obtain and retain key executives and employees; our ability to attract new customers and retain existing customers; changes in shipping costs; expenses relating to the actions of activist or hostile shareholders; our ability to offer new or innovative products and customer acceptance of the same; and changes in customer viewing habits of television programming.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the repayment of outstanding indebtedness, working capital, general and administrative expenses, capital expenditures and acquisitions. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.
DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
Capital Stock
The Company is authorized to issue 10,000,000 shares of capital stock and 20,000,000 shares of common stock, par value of $0.01 per share. The Company’s Board of Directors (the “Board”) is authorized at any time and from time to time, subject to any limitations prescribed by law, to provide for the issuance of preferred stock, including determining the par value thereof, in one or more classes and/or series, to establish the number of shares to be included in each such series, and to fix by resolution the designation, powers, preferences and rights of the shares of such series and any qualifications, limitations or restrictions thereof. The Board has authorized a series of 400,000 shares of Preferred Stock, par value of $0.01 per share, designated as the Series A Junior Participating Cumulative Preferred Stock (the “Series A Preferred Stock”). The number of authorized shares of Series A Preferred Stock may be increased or decreased by the Board, but no decrease may reduce the number of Series A Preferred Stock reserved for issuance below the number of shares thereof then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.
The Common Stock is registered under Section 12 of the Exchange Act, along with certain “Rights to Purchase Series A Junior Participating Cumulative Preferred Stock” (the “Rights”). On July 10, 2015, a duly authorized committee of the Board declared a dividend distribution of one Right for each outstanding share of Common Stock to shareholders of record as of the close of business on July 23, 2015 and issuable as of that date. Except in certain circumstances, each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock (each one one-thousandth of a share of Series A Preferred Stock, a “Unit”) at a price of $90.00 per Unit (the “Purchase Price”). The rights of a holder of a Unit are substantially equivalent to the rights of a holder of a share of Common Stock. The description and terms of the Rights are set forth in a Shareholder Rights Plan dated as of July 13, 2015 (the “Shareholder Rights Plan”), between the Company and Wells Fargo Bank, N.A., a national banking association, which is incorporated herein by reference and attached as an exhibit to the Company’s most recent Annual Report on Form 10-K filed with the SEC. Certain provisions of the Shareholder Rights Plan could have anti-takeover effects, as described below under “Potential Anti-Takeover Effects.”
Voting Rights
The holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. The Articles do not permit cumulative voting in the election of directors. Subject to the rights, if any, of the holders of one or more classes or series of Preferred Stock issued by the Company, each director of the Company shall be elected at a meeting of shareholders by the vote of the majority of votes cast with respect to that director, provided that directors of the Company shall be elected by a plurality of the votes present and entitled to vote on the election of directors at any such meeting for which the number of nominees exceeds the number of directors to be elected. Each share of Series A Preferred Stock entitles the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Company. Voting rights with respect to certain significant corporate transactions may be impacted as described below under “Potential Anti-Takeover Effects.” Holders of Common Stock may act by unanimous written consent in lieu of meeting with respect to any action required or permitted to be taken at a meeting of the shareholders.
Dividend Rights
Subject to the rights of the holders of Preferred Stock and any other class or series having a preference as to dividends over the Common Stock then outstanding, the holders of the Common Stock are entitled to receive ratably, to the extent permitted by law, such dividends as may be declared from time to time by the Board upon the terms and conditions provided by law and the Articles. Holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date, a “Quarterly Dividend Payment Date”) in an amount per share equal to the greater of (a) $10.00 or (b) 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. Dividends are cumulative on outstanding shares of Series A Preferred Stock (accrued but unpaid dividends do not bear interest).
Liquidation Rights
Upon the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any Preferred Stock, including the Series A Preferred Stock. No distribution shall be made to the holders of shares of stock ranking junior to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock have received $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions will be made to the holders of shares of Series A Preferred Stock unless the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as adjusted for events such as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.
No Preemptive Rights
The Articles preclude any shareholder of the Company from having preemptive rights. The Common Stock has no sinking fund, conversion or exchange rights. Shares of Series A Preferred Stock are not redeemable but are subject to conversion in the event of certain significant corporate transactions as describe below under “Potential Anti-Takeover Effects.” The absence of preemptive rights for both Common Stock and Preferred Stock could result in a dilution of the interest of investors should additional capital stock be issued.
Restrictions on Amendments to the Articles
The Articles may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of the Series A Preferred Stock, voting separately as a class.
Listing
The Common Stock is currently traded on the Nasdaq Capital Market under the symbol “IMBI.”
Transfer Agent
The transfer agent for our common stock is EQ Shareowner Services.
Potential Anti-Takeover Effects
The Charter Documents and the Minnesota Business Corporation Act (the “MBCA”) contain certain provisions that may discourage an unsolicited takeover of the Company or make an unsolicited takeover of the Company more difficult. The following are some of the more significant anti-takeover provisions that are applicable to the Company:
Automatic Conversion of Series A Preferred Stock into Common Stock
In the event the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock will at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment set forth below) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Cumulative Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
The Shareholder Rights Plan
The provisions of the Shareholder Rights Plan could have the effect of delaying, deferring, or preventing a change of control of the Company and could discourage bids for the Common Stock at a premium over the market price of the Common Stock. The Rights initially trade together with the Common Stock and are not exercisable. Subject to certain exceptions specified in the Shareholder Rights Plan, the Rights will separate from the common stock and become exercisable following (i) the tenth calendar day after a public announcement or filing that a person or group has become an “Acquiring Person,” which is defined as a person who has acquired, or obtained the right to acquire, beneficial ownership of 4.99% or more of the Common Stock then outstanding, subject to certain exceptions, or (ii) the tenth calendar day (or such later date as may be determined by the Board) after any person or group commences a tender or exchange offer, the consummation of which would result in a person or group becoming an Acquiring Person. If a person or group becomes an Acquiring Person, each Right will entitle its holders (other than such Acquiring Person) to purchase one Unit at a price of $90.00 per Unit. A Unit is intended to give the shareholder approximately the same dividend, voting and liquidation rights as would one share of Common Stock, and should approximate the value of one share of Common Stock. At any time after a person becomes an Acquiring Person, the Board may exchange all or part of the outstanding Rights (other than those held by an Acquiring Person) for shares of Common Stock at an exchange rate of one share of Common Stock (and, in certain circumstances, a Unit) for each Right.
The Rights will expire upon certain events described in the Shareholder Rights Plan, including the close of business on the date of the third annual meeting of shareholders following the Company’s last annual meeting of shareholders at which the Shareholder Rights Plan was most recently approved by shareholders, unless the Shareholder Rights Plan is re-approved by shareholders at that third annual meeting of shareholders. However, in no event will the Shareholder Rights Plan expire later than the close of business on July 13, 2025. The Plan was approved by the Company’s shareholders at the 2019 annual meeting of shareholders.
Special Meetings of Shareholders; Shareholder Action by Unanimous Written Consent; and Advance Notice of Shareholder Business Proposals and Nominations
Section 302A.433 of the MBCA provides that special meetings of the Company’s shareholders may be called by the Company’s chief executive officer, chief financial officer, two or more directors, or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting demanded by shareholders for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. Section 302A.441 of the MBCA also provides that action may be taken by shareholders without a meeting only by unanimous written consent. The Bylaws provide an advance written notice procedure with respect to shareholder proposals of business and shareholder nominations of candidates for election as directors. Shareholders at an annual meeting are able to consider only the proposals and nominations specified in the notice of meeting or otherwise brought before the meeting by or at the direction of the Board or by a shareholder that has delivered timely written notice in proper form to the Company’s Secretary of the business to be brought before the meeting.
Control Share Provision
Section 302A.671 of the MBCA applies, with certain exceptions, to any acquisition of the Company’s voting stock (from a person other than the Company and other than in connection with certain mergers and exchanges to which the Company is a party) resulting in the acquiring person owning 20% or more of the Company’s voting stock then outstanding. Section 302A.671 requires approval of any such acquisitions by both (i) the affirmative vote of the holders of a majority of the shares entitled to vote, including shares held by the acquiring person, and (ii) the affirmative vote of the holders of a majority of the shares entitled to vote, excluding all interested shares. In general, shares acquired in the absence of such approval are denied voting rights and are redeemable at their then fair market value by the Company within 30 days after the acquiring person has failed to give a timely information statement to the Company or the date the shareholders voted not to grant voting rights to the acquiring person’s shares.
Business Combination Provision
Section 302A.673 of the MBCA generally prohibits the Company or any of its subsidiaries from entering into any merger, share exchange, sale of material assets or similar transaction with a 10% shareholder within four years following the date the person became a 10% shareholder, unless either the transaction or the person’s acquisition of shares is approved prior to the person becoming a 10% shareholder by a committee of all of the disinterested members of the Board.
Takeover Offer; Fair Price
Under Section 302A.675 of the MBCA, an offeror may not acquire shares of a publicly held corporation within two years following the last purchase of shares pursuant to a takeover offer with respect to that class, including acquisitions made by purchase, exchange, merger, consolidation, partial or complete liquidation, redemption, reverse stock split, recapitalization, reorganization, or any other similar transaction, unless (i) the acquisition is approved by a committee of the board’s disinterested directors before the purchase of any shares by the offeror pursuant to the earlier takeover offer, or (ii) shareholders are afforded, at the time of the proposed acquisition, a reasonable opportunity to dispose of the shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer.
Greenmail Restrictions
Under Section 302A.553 of the MBCA, a corporation is prohibited from buying shares at an above- market price from a greater than 5% shareholder who has held the shares for less than two years unless (i)

the purchase is approved by holders of a majority of the outstanding shares entitled to vote or (ii) the corporation makes an equal or better offer to all shareholders for all other shares of that class or series and any other class or series into which they may be converted.
Authority of the Board
The Board has the power to issue any or all of the shares of the Company’s capital stock, including the authority to establish one or more series of Preferred Stock, setting forth the designation of each such series and fixing the relative rights and preferences for each such series, without seeking shareholder approval in most instances. In addition, under the Bylaws, the Board has the right to fill vacancies of the Board (including a vacancy created by an increase in the size of the Board).
DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. A prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.
The senior debt securities will be issued under an indenture, referred to herein as the “senior indenture,” between us and the trustee named in the applicable prospectus supplement. The subordinated debt securities will be issued under an indenture, referred to herein as the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement.
We have summarized the anticipated material terms and provisions of the senior and subordinated indentures in this section. We have also filed the forms of the indentures summarized in this section as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions.
General
The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture.
The senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt (as defined below). See “— Subordination” below.
The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets include equity in our subsidiaries. As a result, our ability to make payments on our debt securities may depend in part on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.
Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
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the title and type of the debt securities;

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any limit on the total principal amount of the debt securities of that series;

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the price at which the debt securities will be issued;

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the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

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the maturity date or dates of the debt securities or the method by which those dates can be determined;

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if the debt securities will bear interest:

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the interest rate on the debt securities or the method by which the interest rate may be determined;

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the date from which interest will accrue;

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the record and interest payment dates for the debt securities; and

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the first interest payment date;

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the place or places where:

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we can make payments on the debt securities;

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the debt securities can be surrendered for registration of transfer or exchange; and

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notices and demands can be given to us relating to the debt securities and under the applicable indenture;

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any optional redemption provisions that would permit us to elect redemption of the debt securities, or the holders of the debt securities to elect repayment of the debt securities, before their final maturity;

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any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

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whether the debt securities will be convertible and, if so, the terms and conditions of any such conversion;

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if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

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whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under “— Book- Entry, Delivery and Form” will not apply to such global securities — a “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;

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whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

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whether any additional amounts will be payable;

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the denominations of the debt securities, if other than $1,000 and any integral multiple thereof for registered securities, and $5,000 for bearer securities;

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any portion of the principal amount of debt securities that shall be payable upon acceleration;

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the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

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any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and the manner in which the exchange rate shall be determined;

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whether the provisions described below under the heading “— Defeasance” will not apply to the debt securities;

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any events of default that will apply to the debt securities in addition to those contained in the applicable indenture;

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any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

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the identity of the trustee, security registrar and paying agent for the debt securities;

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any material tax implications of the debt securities;

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any special provisions relating to the payment of any additional amounts on the debt securities; and

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any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.
Exchange and Transfer
At the option of the holder, any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange, subject to limitations with respect to bearer securities in global form. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in any place of payment that we may designate. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “— Book-Entry, Delivery and Form” below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series.
We will not be required to:
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issue, register the transfer of or exchange debt securities to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

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register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part.

Interest and Principal Payments
Payments.    Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency maintained by us for such purpose and identified in the applicable prospectus supplement. We refer to the applicable trustee acting in the capacity of a paying agent for the debt securities as the “paying agent.”
Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security.
Recipients of Payments.    The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.
Book-Entry Debt Securities.    The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as “DTC,” or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. The “depositary” means the depositary for global securities issued under the applicable indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.
Certificated Debt Securities.    Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:
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by check mailed to the address of the person entitled to payment as shown on the security register; or

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by wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date.

Redemption and Repayment of Debt Securities
Optional Redemption by Us.    If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar.
A partial redemption of the debt securities may be effected by such method as required by us, the registrar or the trustee, and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by the lot the amount of each participant in the debt securities to be redeemed.
Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.
Repayment at Option of Holder.    If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay a debt security of that series on a date or dates specified prior to its stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment.
Each holder desiring to exercise such holder’s option for repayment shall surrender the debt security to be repaid, together with written notice of the exercise, at least 30 days but not more than 45 days prior to the repayment date, at any of our offices or agencies in a place of payment, setting forth the principal amount of the debt security, the principal amount of the debt security to be repaid, and in the case of partial repayment, shall specify the denomination or denominations of the debt securities of the same series and the portion of the principal amount which is not to be repaid.
Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

If a debt security is represented by a global security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.
We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the applicable trustee for cancellation.
Denominations
Unless we state otherwise in the applicable prospectus supplement, the debt securities may be issued in registered form in denominations of $1,000 each and integral multiples of $1,000 in excess thereof, or in bearer form in denominations of $5,000.
Consolidation, Merger or Sale
Each of the indentures permits a consolidation or merger between us and another entity, subject to certain conditions. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:
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the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and

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immediately after giving effect to the transaction, no event of default under the applicable indenture exists.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities.
Modification and Waiver
Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:
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a change in the stated maturity date of any payment of principal or interest;

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a reduction in payments due on the debt securities;

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a change in the place of payment or currency in which any payment on the debt securities is payable;

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a limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;

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a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

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a reduction in the requirements contained in the applicable indenture for quorum or voting;

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a limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option; and

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a modification of any of the foregoing requirements contained in the applicable indenture.

Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.
In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:
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a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

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a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.

Events of Default
Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture or the subordinated indenture with respect to any series of debt securities issued thereunder, means any of the following:
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failure to pay interest on any debt security of that series for 30 days after the payment is due;

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failure to pay the principal of or any premium on any debt security of that series when due;

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failure to deposit any sinking fund payment on debt securities of that series when due;

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failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the applicable indenture;

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certain events in bankruptcy, insolvency or reorganization; or

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any other event of default that may be specified for the debt securities of that series when that series is created.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration.
Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the applicable indenture. The applicable trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the interest of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series.
Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee security or indemnity satisfactory to the trustee. If satisfactory indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:
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conducting any proceeding for any remedy available to the trustee; or

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exercising any trust or power conferred upon the trustee.

The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:
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the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

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the trustee has not started such proceeding within 60 days after receiving the request; and

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the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.

However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment, subject to limitations with respect to subordinated debt securities.
Defeasance
Defeasance and Discharge.    At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we will be discharged from our obligations on the debt securities of that series if:
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we deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;

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we deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit, defeasance and discharge had been made; and

•
if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit.

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest, including:
•
monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest; or

•
direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:
•
the applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and
•
holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series.

Defeasance of Certain Covenants and Certain Events of Default.    At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the applicable indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the heading “— Defeasance and Discharge,” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically designated upon establishing the debt securities, will remain in effect.
If we exercise our option not to comply with certain covenants as described above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically relating to any of such covenants, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.
Subordination
The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes the senior debt securities and means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in or in respect of any of our indebtedness (including, without limitation, any obligations in respect of such indebtedness and any interest accruing after the filing of a petition by or against us under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of the senior indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing). However, Senior Debt does not include:
•
any liability for federal, state, local or other taxes owed or owing by us;

•
our indebtedness to any of our subsidiaries;

•
our trade payables and accrued expenses (including, without limitation, accrued compensation) for goods, services or materials purchased or provided in the ordinary course of business; and

•
any particular indebtedness in which the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the subordinated debt securities.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:
•
the payments or distributions consist of securities issued by us or another company in connection with a plan of dissolution, reorganization, readjustment or winding up; and

•
payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of dissolution, reorganization, readjustment or winding up at least to the same extent provided in the subordination provisions of the subordinated debt securities.

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:
•
the holders of subordinated debt securities,

•
together with the holders of any of our other obligations ranking equal with those subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.
If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all of the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:
•
the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•
payment on those securities is subordinated to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities.

•
Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.

We may modify or amend the subordinated indenture as provided under “— Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt.
Payment of Additional Amounts
Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.
Book-Entry, Delivery and Form
We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. This information could change at any time. In addition, we have no control over DTC, Clearstream or Euroclear, or any of their participants, and therefore we take no responsibility for their activities.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered global securities that will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. Depositary for each of Clearstream and Euroclear (the “U.S. Depositaries”), which U.S. Depositaries will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:
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DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

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at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

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we in our sole discretion determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the applicable trustee of our decision; or

•
an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.
We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:
•
any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

•
any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•
the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

We understand that DTC’s current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.
We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.
DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.
The above information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
We understand that Clearstream was incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear
We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.
We further understand that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Global Clearance and Settlement Procedures
Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same- day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.
Conversion and Exchange
If any offered debt securities are convertible at the option of the holders or exchangeable at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.
Governing Law
The indentures are, and the debt securities will be, governed by and will be construed in accordance with New York law.

DESCRIPTION OF WARRANTS
As of August 3, 2021, the Company had 1,714,120 shares of the common stock that may be issued upon the exercise of outstanding warrants, of which 1,714,120 are fully exercisable. The warrants expire five years from the date of the grant. The following table summarizes information regarding warrants outstanding at August 3, 2021:
Grant Date	Warrants Outstanding	Warrants Exercisable	Exercise Price (Per Share)	Expiration Date
September 19, 2016	297,616	297,616	$29.00	September 19,2021
November 10, 2016	33,386	33,386	$30.00	November 10,2021
January 23, 2017	48,930	48,930	$17.60	January 23,2022
March 16, 2017	5,000	5,000	$19.20	March 16,2022
May 2, 2019	349,998	349,998	$15.00	May 2,2024
April 17, 2020	367,197	367,197	$2.66	April 14,2025
May 22, 2020	122,398	122,398	$2.66	April 14,2025
June 8, 2020	122,399	122,399	$2.66	April 14,2025
June 12, 2020	122,398	122,398	$2.66	April 14,2025
July 11, 2020	244,798	244,798	$2.66	April 14,2025
We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•
the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•
the terms of any rights to redeem or call the warrants;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
a discussion of certain United States federal income tax consequences applicable to the warrants; and

•
any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:
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vote, consent or receive dividends;

•
receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•
exercise any rights as stockholders of iMedia.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.
DESCRIPTION OF STOCK PURCHASE CONTRACTS
We may issue stock purchase contracts, including contracts obligating holders to purchase from us and contracts obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. They may also require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.
The stock purchase contracts, and, if applicable, collateral or depositary arrangements will be filed with the SEC in connection with the offering of stock purchase contracts. The prospectus supplement and any incorporated documents relating to any stock purchase contracts that we offer will include specific terms relating to the offering, including, among other matters:
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If applicable, a discussion of material U.S. federal income tax considerations; and

•
Any other information we think important about the stock purchase contracts.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•
the date of determining the security holders entitled to the rights distribution;

•
the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•
the exercise price;

•
the conditions to completion of the rights offering;

•
the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•
a discussion of certain United States federal income tax consequences applicable to the rights offering.

Each right would entitle the holder of the rights to purchase for cash shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain United States federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell securities in any one or more of the following ways from time to time:
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to or through agents;

•
to or through underwriters (including through syndicates or acting alone for resale);

•
to or through brokers or dealers;

•
directly by us to purchasers, including through a specific bidding, auction or other process;

•
upon the exercise of subscription rights that may be distributed to our stockholders;

•
through a combination of any of these methods of sale; or

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by any other method permitted by law.

The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.
Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices;

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at varying prices determined at the time of sale; or

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at negotiated prices.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time. The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.
Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
If underwriters or dealers acting as principal are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters or dealers at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.
If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.
Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.
We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.
We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.
Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.
Each series of securities will be a new issue and, other than the common stock, which is listed on the Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional or substitute exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.
Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be.

If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the Nasdaq Capital Market, any additional or substitute exchange on which our common stock is listed, in the over-the-counter market or otherwise. We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
LEGAL MATTERS
Faegre Drinker Biddle & Reath LLP will pass upon the validity of the securities offered hereby, unless otherwise indicated in the applicable prospectus supplement. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$75,000,000
8.50% Senior Notes due 2026

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
B. Riley Securities
D.A. Davidson & Co.
Ladenburg Thalmann
InspereX
Co-Managers
Aegis Capital Corp.
Alexander Capital L.P.
Newbridge Securities Corporation
Revere Securities LLC
Zeigler

September 23, 2021